Exhibit 10.1

L3HARRIS RETIREMENT SAVINGS PLAN

(Amended and Restated Effective January 1, 2021)

L3Harris Retirement Savings Plan
(Amended and Restated Effective January 1, 2021)

SCHEDULE A Special Rules Applying to Transfer Contributions and Transferred Employees     A-1
SCHEDULE B Special Rules Applying to Divestiture Accounts and Divestiture Participants    B-1
SCHEDULE C Special Rules Applying to the CARES Act     C-1
APPENDIX 1 Money Purchase Pension Accounts    1-1

APPENDIX 2 Former Exelis Information Systems Professional Benefits Employees’
Savings Plan    2-1
APPENDIX 3 ES/IEWS Employees    3-1
APPENDIX 4 Night Vision Employees    4-1
APPENDIX 5 Electronic Systems Employees    5-1
APPENDIX 6 PMRF Employees    6-1
APPENDIX 7 Benefit Group Employees    7-1
APPENDIX 8     Other Specified Groups    8-1

ARTICLE 1

TITLE
The title of this Plan shall be the “L3Harris Retirement Savings Plan.” This Plan is an amendment and restatement of the L3Harris Retirement Savings Plan in effect as of December 31, 2020. This amendment and restatement shall be effective as of January 1, 2021.
The rights and benefits of any Participant whose employment with all Employers and Affiliates terminates on or after January 1, 2021, and the rights and benefits of any Beneficiary of any such Participant, shall be determined solely by reference to the terms of the Plan as amended and restated herein, as such plan may be amended from time to time.
The Plan is designated as a “profit sharing plan” within the meaning of U.S. Treasury Regulation section 1.401-1(a)(2)(ii). In addition, the portion of the Plan invested in the L3Harris Stock Fund is designated as an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Code and, as such, is designed to invest primarily in “qualifying employer securities” within the meaning of section 4975(e)(8) of the Code.
Certain provisions of the Plan applicable solely to a specified group of Employees are set forth in an Appendix hereto, all of which Appendices are incorporated herein and considered to be part of this Plan. The provisions of an Appendix which modify the Plan’s terms with respect to the Employees covered thereby shall be construed in a manner that harmonizes the Appendix with the other provisions of the Plan to the maximum extent possible, and to the extent that the Plan’s other terms are not expressly inconsistent with the terms of an Appendix, the Employees who participate in the Plan pursuant to such Appendix shall be governed by the Plan’s other terms.

ARTICLE 2

DEFINITIONS
As used herein, the following words and phrases shall have the following respective meanings when capitalized:
Account. The aggregate of a Participant’s subaccounts described in Section 8.1 and such other subaccounts that may be established from time to time on behalf of a Participant, to be credited with contributions made by or on behalf of the Participant, adjusted for earnings and losses, and debited by distributions to and withdrawals of the Participant and expenses.
Administrative Committee. The Employee Benefits Committee of the Company or any successor thereto that is appointed pursuant to Section 13.1 to administer the Plan. Reference herein to the Administrative Committee also shall include any person or entity to whom the Administrative Committee has delegated any of its authority pursuant to Section 13.3 to the extent of the delegation.
Affiliate. (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this definition or a trade or business described in clause (b) of this definition, or (d) any other entity that is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code.

After-Tax Account. The subaccount established pursuant to Section 8.1 to which (i) any after-tax contributions made for the benefit of a Participant pursuant to Section 5.1 and (ii) any amounts that are attributable to after-tax contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon. Notwithstanding the foregoing, a Participant’s After-Tax Account shall exclude any after-tax contributions within the Plan attributable to participation in a money purchase pension plan, which after-tax contributions shall be part of the Participant’s Money Purchase Pension Account.
Beneficiary. A person entitled under Section 9.7 to receive benefits in the event of the death of a Participant. For the avoidance of doubt, any designation of a beneficiary under the Exelis Retirement Savings Plan in effect at the time of the merger of that plan into this Plan shall be void and of no effect.
Board. The Board of Directors of the Company.
Break in Service. A period other than a period included in an Employee’s Service; provided, however, that a Break in Service shall not include a period of absence from employment not in excess of 24 consecutive months because of (a) the Employee’s pregnancy, (b) the birth of the Employee’s child, (c) the placement of a child with the Employee in connection with the Employee’s adoption of such child or (d) the need of the Employee to care for any such child for a period beginning immediately following such birth or placement. The immediately preceding sentence shall not apply unless the Employee timely furnishes to the Administrative Committee or its delegate such information as it may reasonably require to establish the reason for such absence and its duration.

Change in Control. For the purposes hereof, a “Change in Control” shall be deemed to have occurred if:
(i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));
(ii) individuals who, on January 1, 2020, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board,  provided  that any person becoming a director subsequent to January 1, 2020, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director;  provided, however , that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such company is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
For the purposes of this definition of “Change in Control” the term “Subsidiary” shall mean any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.
Code. The Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder. References to any section of the Code shall include any successor provision thereto.
Company. L3Harris Technologies, Inc., a Delaware corporation, and any successor thereto. Prior to June 29, 2019, L3Harris Technologies, Inc. was known as Harris Corporation.

Compensation. Except as otherwise provided in an Appendix for a specified group of Participants, the following items of remuneration which a Participant is paid for work or personal services performed for an Employer: (a) salary or wages, including lump sum merit increases; (b) commission paid pursuant to a sales incentive plan; (c) hazard or hardship pay, overtime premium, additional compensation in lieu of overtime premium, or shift differential; (d) effective for pay dates occurring on or after August 7, 2020, cost-of-living adjustments; (e) except as provided in the immediately following paragraph, compensation in lieu of vacation or paid time off; (f) any bonus or incentive compensation payable in the form of cash pursuant to an Employer’s Annual Incentive Plan or other similar plan or award program adopted from time to time by an Employer; and (g) any differential wage payment (within the meaning of Section 3401(h)(2) of the Code) paid with respect to a period during which the Participant is performing service in the uniformed services while on active duty for more than 30 days; provided, however, that Compensation also shall include any remuneration which would have been paid to the Participant for work or personal services performed for an Employer but for the Participant’s election to have his or her compensation reduced pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code or an arrangement providing qualified transportation fringes described in section 132(f) of the Code; provided further that the remuneration described in this paragraph shall be Compensation for purposes of the Plan only if it is paid on or before the later of (i) 2 ½ months after the Participant’s severance from employment and (ii) the last day of the Plan Year during which the Participant’s severance from employment occurs (the “Timing Limitation”), except that the Timing Limitation shall not apply to payments to a Participant who does not perform services for an Employer at the time of payment by reason of Qualified Military Service to the extent that such payments do not exceed the amounts such Participant would have received if the Participant had continued to perform services for the Employer rather than entering Qualified Military Service.
Notwithstanding the foregoing, and except as otherwise provided in an Appendix for a specified group of Participants, the following items also shall be excluded from “Compensation”: (1) any extraordinary compensation of a recurring or non-recurring nature, including one-time recognition awards and rewards under a referral program of an Employer; (2) any award made or amount paid pursuant to the Company’s Equity Incentive Plan or any predecessor or successor thereto, including, but not limited to, performance shares, stock options, restricted stock, stock appreciation rights or other stock-based awards or dividend equivalents; (3) severance pay, separation pay, special retirement pay or parachute payments; (4) retention bonuses or completion bonuses, unless authorized by the Administrative Committee in a uniform and nondiscriminatory manner to be included in Compensation; (5) reimbursement or allowances with respect to expenses incurred in connection with employment, such as tax equalization, reimbursement for moving expenses, mileage or expense allowance or education expenses; (6) indirect compensation such as employer-paid group insurance premiums or contributions under this Plan or any other qualified employee benefit plan, other than contributions described in the immediately preceding paragraph; (7) compensation in lieu of vacation or paid time off that is paid in a lump sum at or following termination of employment, or that is accrued but unused vacation or paid time off paid in a lump sum during employment due to Company restrictions on carryover of vacation or paid time off; or (8) nonqualified deferred compensation. For the avoidance of doubt, compensation which is attributable to the conversion of certain accrued vacation and paid time off to a deferred lump-sum amount, shall be considered nonqualified deferred compensation for purposes of the Plan and shall be excluded from “Compensation”.
Notwithstanding any provision herein to the contrary, the Compensation of a Participant taken into account for any purpose under the Plan shall not exceed $290,000 (as adjusted pursuant to section 401(a)(17)(B) of the Code). In addition, in the Plan Year in which an Eligible Employee becomes a Participant, only Compensation received on or after the date he or she becomes a Participant shall be taken into account under the Plan. Finally, in no event shall Compensation for purposes of this Plan include any amount that is not “compensation” within the meaning of section 415(c)(3) of the Code and Treasury Regulation section 1.415(c)-2.
Designated Roth Account. The subaccount established pursuant to Section 8.1 to which (i) any designated Roth contributions made for the benefit of a Participant pursuant to Section 4.1 and (ii) any amounts that are attributable to designated Roth contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon. For the avoidance of doubt, the Designated Roth Account shall not include In-Plan Roth Conversions (as defined in Section 4.8).
Designated Roth Conversion Account. The subaccount established pursuant to Section 8.1 to which (i) In-Plan Roth Conversions (as defined in Section 4.8) and (ii) any amounts that are attributable to in-plan Roth conversions pursuant to section 402A(c)(4) under a qualified defined contribution plan that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon.
Disability. A Participant’s total and permanent physical or mental disability, as evidenced by the Participant’s eligibility for disability benefits under Title II or Title XVI of the

Federal Social Security Act. A Participant’s Disability shall be deemed to occur as of the effective date determined by the Social Security Administration.
Effective Date. The effective date of this amendment and restatement of the Plan, which, with respect to the Company and any other Employer as of December 31, 2020, shall, except as otherwise provided herein, be January 1, 2021 and, with respect to an entity that becomes an Employer on or after January 1, 2021, shall be the effective date as of which the Plan is adopted by such entity.
Eligible Cash Balance Pension Participant. A Participant who is an Eligible Employee; who began accruing a cash balance benefit under the Harris Corporation Salaried Retirement Plan effective January 1, 2017 or under a defined benefit pension plan maintained by L3 Technologies, Inc. or a subsidiary thereof effective January 1, 2020; and who continues to be eligible to accrue such cash balance benefit under such plan.
Eligible Employee. An Employee other than an Employee (a) the terms of whose employment are subject to a collective bargaining agreement which does not provide for the participation of such Employee in the Plan; (b) who does not receive any Compensation payable in United States dollars; (c) who is not treated as an Employee of an Employer on such Employer’s payroll records (notwithstanding any determination by a court or administrative agency that such individual is an Employee); (d) who is not a United States citizen or a resident alien and who provides services in a location other than the United States; (e) who is eligible to participate in, or will be eligible to participate in after satisfaction of applicable age, service or entry date requirements, any other United States tax-qualified defined contribution plan sponsored or maintained by the Company or any of its subsidiaries or (f) who renders services primarily in Puerto Rico, or whose primary mailing address recorded in the Employer’s payroll records is in Puerto Rico. No individual who renders services for an Employer shall be an Eligible Employee if such individual renders services pursuant to an agreement or arrangement (written or oral) (1) that such services are to be rendered by the individual as an independent contractor; (2) with an entity, including a leasing organization, that is not an Employer or Affiliate or (3) that contains a waiver of participation in the Plan. No reclassification of an individual’s status with an Employer, for any reason, without regard to whether initiated by a court, governmental agency or otherwise and without regard to whether the Employer agrees with such reclassification, shall result in the person being regarded as an Eligible Employee during any retroactive period.
Eligible Profit Sharing Participant. For any Plan Year, a Participant who has completed a Year of Service on or prior to the last day of the applicable Plan Year and (a) who is actively employed as an Eligible Employee on the last day of such Plan Year; (b) was actively employed as an Eligible Employee during such Plan Year but is not actively employed on the last day of such Plan Year due to Leave of Absence or a period of Qualified Military Service; or (c) was actively employed as an Eligible Employee during such Plan Year but terminated employment during such Plan Year (1) on or after the attainment of age 55, (2) due to death or Disability, (3) as a result of a Reduction in Force or (4) as a result of a transfer from employment with an Employer to employment with an Affiliate that is not an Employer.
Eligible Retirement Plan. Any of (i) an individual retirement account described in section 408(a) of the Code (including a Roth IRA described in section 408A of the Code), (ii) an individual retirement annuity described in section 408(b) of the Code (including a Roth IRA described in section 408A of the Code, and excluding any endowment contract), (iii) an employees’ trust described in section 401(a) of the Code which is exempt from tax under section

501(a) of the Code, (iv) an annuity plan described in section 403(a) of the Code, (v) an eligible deferred compensation plan described in section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state which agrees to account separately for amounts transferred into such plan and (vi) an annuity contract described in section 403(b) of the Code.
Eligible Rollover Recipient. Either (i) an Employee, other than an Eligible Employee, with an Account balance in the Plan or (ii) an Eligible Employee.
Employee. An individual whose relationship with an Employer is, under common law, that of an employee.
Employer. The Company or any other entity that, with the consent of the Administrative Committee, elects to participate in the Plan in the manner described in Section 14.1, including any successor entity that is substituted for an Employer pursuant to Section 14.4. If an Employer withdraws from participation in the Plan pursuant to Section 14.2, or terminates its participation in the Plan pursuant to Section 17.3, it shall thereupon cease to be an Employer. An entity automatically shall cease being an Employer as of the date it ceases to be an Affiliate, unless the Administrative Committee consents to such entity’s continued participation in the Plan.
ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and Regulations promulgated thereunder. References to any section of ERISA shall include any successor provision thereto.
Fringe Account. The subaccount established pursuant to Section 8.1 to which (i) any fringe contributions made for the benefit of a Participant pursuant to Section 4.4 and (ii) any amounts that are attributable to fringe contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon.
Full-Time Employee. An Employee who regularly is scheduled by an Employer to work 30 or more hours per week and who is not designated on the payroll records of an Employer as a temporary employee, intern, or co-op employee.
Highly Compensated Employee. For a Plan Year, any Employee who (a) is a 5%-owner (as determined under section 416(i)(1) of the Code) at any time during the current Plan Year or the preceding Plan Year or (b) for the preceding Plan Year, was paid compensation in excess of $130,000 (as adjusted in accordance with section 414(q)(1)(B) of the Code) from an Employer or Affiliate and was a member of the “top-paid group” (as defined in section 414(q)(3) of the Code).
Hour of Service. Each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer.
Investment Committee. The Investment Committee of the Company. Reference herein to the Investment Committee also shall include any person or entity to whom the Investment Committee has delegated any of its authority pursuant to Section 13.3 to the extent of the delegation.
L3Harris Stock. Common stock of the Company.
L3Harris Stock Fund. An investment option, the assets of which consist primarily of shares of L3Harris Stock.
Leave of Absence. A period of interruption of the active employment of an Employee granted by an Employer or Predecessor Company with the understanding that the

Employee will return to active employment at the expiration of such period (or such extension thereof granted by the Employer or Predecessor Company).
Matching Account. The subaccount established pursuant to Section 8.1 to which (i) any matching contributions made for the benefit of a Participant pursuant to Section 4.2 and (ii) any amounts that are attributable to matching contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon.
Maximum Contribution Percentage. The maximum percentage of a Participant’s Compensation for a payroll period that may be contributed to the Plan pursuant to Section 5.1(a), as determined from time to time by the Administrative Committee. The Administrative Committee in its sole discretion may establish different Maximum Contribution Percentages with respect to Participants who are not Highly Compensated Employees for a given Plan Year and Participants who are Highly Compensated Employees for such Plan Year, and with respect to classes of Highly Compensated Employees for a given Plan Year.
Maximum Deferral Percentage. The maximum percentage of a Participant’s Compensation for a payroll period that may be contributed to the Plan pursuant to Section 4.1(a), as determined from time to time by the Administrative Committee. The Administrative Committee in its sole discretion may establish different Maximum Deferral Percentages with respect to Participants who are not Highly Compensated Employees for a given Plan Year and Participants who are Highly Compensated Employees for such Plan Year, and with respect to classes of Highly Compensated Employees for a given Plan Year.
Money Purchase Pension Account. The subaccount established pursuant to Section 8.1 attributable to contributions to a money purchase pension plan and earnings thereon that were transferred to the Plan in connection with the merger of a qualified defined contribution plan into the Plan, as adjusted for earnings and losses thereon.
Other Employer Contribution Account. The subaccount established pursuant to Section 8.1 to which any employer contributions (other than matching contributions) made for the benefit of a Participant pursuant to Appendix 8 are credited, as adjusted for earnings and losses thereon.
Participant. An Eligible Employee who has satisfied the requirements set forth in Section 3.1 or an applicable Appendix. An individual shall cease to be a Participant upon the complete distribution of his or her vested Account.
Plan. The plan herein set forth (including any schedules or appendices), as from time to time amended.
Plan Year. The calendar year.
Predecessor Company. Any entity (a) of which an Affiliate is a successor by reason of having acquired all or substantially all of its business and assets or (b) from which an Affiliate acquired a business formerly conducted by such entity; provided, however, that in the case of any such entity that continues to conduct a trade or business subsequent to the acquisition by an Affiliate referred in (a) or (b) above, the status of such entity as a Predecessor Company relates only to the period of time prior to the date of such acquisition.
Pre-Tax Account. The subaccount established pursuant to Section 8.1 to which (i) any pre-tax contributions made for the benefit of a Participant pursuant to Section 4.1 and (ii) any amounts that are attributable to pre-tax contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon.

Prior Company Contribution Account. The subaccount established pursuant to Section 8.1 attributable to (i) Company Matching Contributions that were made under the Exelis Retirement Savings Plan prior to January 1, 2012; (ii) Company “Floor Contributions” that were made under the Exelis Retirement Savings Plan prior to January 1, 2012; (iii) any other company or employer contributions that were made to the Exelis Retirement Savings Plan or any predecessor plan thereto prior to October 31, 2011, or any other amounts attributable to company or employer contributions transferred or merged into the Exelis Retirement Savings Plan or any predecessor plan thereto; or (iv) Company “Base Contributions” that were made for the benefit of a Participant pursuant to Appendix 7 of this Plan with respect to service prior to April 28, 2017, or to a qualified defined contribution plan with respect to the Participant that are transferred or merged into this Plan, in each case as adjusted for earnings and losses thereon.
Profit Sharing Account. The subaccount established pursuant to Section 8.1 to which (i) any profit sharing contributions made for the benefit of a Participant pursuant to Section 4.3 and (ii) any amounts that are attributable to profit sharing contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon.
QNEC Account. The subaccount established pursuant to Section 8.1 to which (i) any “qualified nonelective contributions” within the meaning of section 401(m)(4)(C) of the Code made for the benefit of a Participant under the Plan and (ii) any amounts that are attributable to qualified nonelective contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon.

Qualified Military Service. An individual’s service in the uniformed services (as defined in 38 U.S.C. § 4303) if such individual is entitled to reemployment rights under USERRA with respect to such service.
Reduction in Force. An involuntary reduction in force, as defined in the Company’s Severance Pay Plan.
Regulations. Written regulations promulgated by the Department of Labor construing Title I of ERISA or by the Internal Revenue Service construing the Code.
Rollover Account. The subaccount established pursuant to Section 8.1 to which (i) any rollover contributions made by or for the benefit of an Eligible Rollover Recipient pursuant to Section 5.2 and (ii) any amounts that are attributable to rollover contributions made to a qualified defined contribution plan with respect to a Participant that are transferred or merged into this Plan, are credited, in each case as adjusted for earnings and losses thereon. Rollovers attributable to after-tax contributions and rollovers attributable to designated Roth contributions shall be accounted for separately from other amounts in the Rollover Account.
Savings Account. The subaccount established pursuant to Section 8.1 to which any savings contributions under the Plan as in effect prior to July 1, 1983 are credited, as adjusted for earnings and losses thereon.
Service. The aggregate of the periods during which an Employee is employed by an Employer and any periods of employment or service taken into account pursuant to Sections 11.3 and 11.4, subject to the following:
(a) An Employee shall be deemed to be employed by an Employer during (1) any period of absence from employment by an Employer that is of less than twelve months’ duration, (2) the first twelve months of any period of absence from employment by an

Employer for any reason other than the Employee’s quitting, retiring, being discharged or death, and (3) any period of absence from employment by an Employer due to or necessitated by the Employee’s Qualified Military Service, provided that the Employee returns to the employ of an Employer within the period prescribed by USERRA.
(b) An Employee’s period of employment by an entity other than an Affiliate that becomes a Predecessor Company shall be included as Service only to the extent expressly provided in the documents effecting the acquisition or otherwise required by law.
(c) Effective January 1, 2020, an individual’s period of employment by Aviation Communications and Surveillance Systems, LLC (“ACSS”) shall be included as Service to the same extent it would have been had such period of service been as an Employee.
(d) An Employee’s period of employment by an entity in which the Company owns less than 80% but more than 1% of the outstanding equity interest (a “joint venture”) shall be included as Service if (1) the Company or its delegate designates employment with the joint venture as eligible for service credit under the Plan; (2) such Employee was employed by an Affiliate prior to such Employee’s employment by the joint venture and was not employed by any person or entity other than an Affiliate (an “unrelated employer”) between such Employee’s employment by an Affiliate and the joint venture; and (3) such Employee returns to employment with an Affiliate following the Employee’s termination of employment with the joint venture without having been employed by an unrelated employer between such Employee’s employment by the joint venture and an Affiliate.
(e)    Solely for purposes of determining the nonforfeitable portion of a Participant’s Account under Section 9.2(b) or an Appendix hereto, if (1) an Employee is terminated by an Employer, an Affiliate or ACSS in connection with a Reduction in Force and (2) the Employee has, as of the date of such termination, completed at least one Year of Service, the Service of the Employee shall include the first twelve months of absence from employment, effective as of the date of such termination of employment.
Service shall be computed in terms of completed years, completed months and completed days.
Spouse. A person who is legally married to a Participant under the laws of any domestic or foreign jurisdiction that has the legal authority to sanction marriages. For the avoidance of doubt, the term “Spouse” shall not include a person who, with a Participant, is in a domestic partnership, civil union or other similar formal relationship recognized by applicable law.
Trust. The trust described in Section 7.1 and created by agreement between the Company and the Trustee.
Trust Fund. All money and property of every kind with respect to the Plan held by the Trustee pursuant to the terms of the agreement governing the Trust.
Trustee. The person or entity appointed by the Investment Committee and serving as trustee of the Trust or, if there is more than one such trustee acting at a particular time, all of such trustees collectively.
USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.
Valuation Date. Each day on which the New York Stock Exchange is open for trading and any other day determined by the Administrative Committee.
Year of Service. A period of Service of 365 days.

ARTICLE 3

PARTICIPATION
Section 3.1.    Eligibility for Participation
Each Eligible Employee who was a Participant immediately before the Effective Date shall continue to be a Participant as of the Effective Date. Except as otherwise provided in an Appendix for a specified group of Employees, each other Eligible Employee shall become a Participant on the day he or she first performs an Hour of Service.
Section 3.2.    Election of Pre-Tax Contributions, Designated Roth Contributions and After-Tax Contributions
(a) Participant Election. A Participant who desires to make pre-tax contributions, designated Roth contributions or after-tax contributions to the Plan shall make an election, in accordance with procedures prescribed by the Administrative Committee, specifying the Participant’s chosen rate of such contributions. Such election shall authorize the Participant’s Employer to reduce the Participant’s Compensation by the amount of any such pre-tax contributions, shall authorize the Participant’s Employer to make regular payroll deductions of any such designated Roth contributions or after-tax contributions, and shall evidence the Participant’s acceptance and agreement to all provisions of the Plan. The Administrative Committee in its discretion may permit Participants (or a subset of Participants) to make separate deferral or contribution elections with respect to (i) their Compensation that is bonus or incentive compensation (in its entirety or a particular category thereof, as determined by the Administrative Committee) and (ii) their Compensation that is not such bonus or incentive compensation. Any election made pursuant to this Section 3.2(a) shall be effective only with respect to Compensation not currently available to the Participant as of the effective date of such election and shall be effective as soon as administratively practical after the date on which the election is received.
(b)    Deemed Election for Full-Time Employees. Except as otherwise provided in a Schedule or an Appendix for a specified group of Employees, a Participant who is a Full-Time Employee and who does not at the time and in the manner prescribed by the Administrative Committee elect otherwise (including for this purpose a reemployed Eligible Employee who is a Full-Time Employee and who does not elect otherwise following the Eligible Employee’s reemployment date) shall be deemed to have elected to make pre-tax contributions to the Plan each payroll period at the rate of 6% of the Participant’s Compensation for such payroll period and to have authorized the Participant’s Employer to reduce his or her Compensation by the amount thereof. Any deemed election described in this Section 3.2(b) shall be effective only with respect to Compensation not currently available to the Participant as of the effective date of the deemed election and shall be effective thirty-five (35) days following the date that the Participant first performs an Hour of Service, or as soon as administratively practicable thereafter.
Section 3.3.    Transfers to Affiliates
If a Participant is transferred from one Employer to another Employer or from an Employer to an Affiliate that is not an Employer, such transfer shall not terminate the Participant’s participation in the Plan, and such Participant shall continue to participate in the Plan until an event occurs which would have entitled the Participant to a complete distribution of the Participant’s vested interest in his or her Account had the Participant continued to be employed by an Employer until the occurrence of such event. Notwithstanding the foregoing, a Participant shall not be entitled to make pre-tax contributions, designated Roth contributions or after-tax contributions, or to receive under the Plan allocations of matching contributions, profit sharing contributions, fringe contributions or other employer contributions during any period of employment by an Affiliate that is not an Employer, and periods of employment by an Affiliate that is not an Employer shall be taken into account only to the extent set forth in Section 11.3. Payments that are received by a Participant from an Affiliate that is not an Employer shall not be treated as Compensation for any purpose under the Plan.
ARTICLE 4

PRE-TAX, DESIGNATED ROTH, MATCHING, PROFIT SHARING, FRINGE AND OTHER EMPLOYER CONTRIBUTIONS
Section 4.1.    Pre-Tax Contributions and Designated Roth Contributions
(a) Initial Election. Subject to the limitations set forth in Article 6, each Employer shall make a pre-tax contribution and/or a designated Roth contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer in an amount equal to a whole percentage of such Participant’s Compensation for such payroll period as elected by the Participant pursuant to Section 3.2. The percentage of Compensation so designated by a Participant for a payroll period may not be less than 1% and may not be more than the Maximum Deferral Percentage with respect to such Participant. Notwithstanding the foregoing, the aggregate of a Participant’s pre-tax contributions and designated Roth contributions for a payroll period pursuant to this Section 4.1(a) and a Participant’s after-tax contributions for a payroll period pursuant to Section 5.1(a) may not exceed an amount equal to the Maximum Deferral Percentage with respect to such Participant.
(b)    Changes in the Rate or Suspension of Pre-Tax Contributions and Designated Roth Contributions. A Participant’s pre-tax contributions and designated Roth contributions pursuant to Section 4.1(a) shall continue in effect at the rate elected by the

Participant pursuant to Section 3.2 until the Participant changes or suspends such election. A Participant may change or suspend such election at such time and in such manner as may be prescribed by the Administrative Committee, provided that only the last change made by a Participant during a payroll period shall be effectuated. Such change or suspension shall be effective as soon as administratively practicable after the date on which the change or suspension is received. A Participant who has suspended pre-tax contributions or designated Roth contributions pursuant to this subsection may resume pre-tax contributions or designated Roth contributions by making an election at such time and in such manner as may be prescribed by the Administrative Committee.
(c)    Catch-Up Contributions. Each Participant who (i) is eligible to make pre-tax contributions or designated Roth contributions under the Plan and (ii) will attain age 50 before the end of the Plan Year shall be eligible to have pre-tax contributions and/or designated Roth contributions made on his or her behalf in addition to those described in Sections 4.1(a) and (b) (“catch-up contributions”). Catch-up contributions shall be elected, made, suspended, resumed and credited in accordance with and subject to the rules and limitations of section 414(v) of the Code and such other rules and limitations prescribed by the Administrative Committee from time to time; provided, however, that (i) the amount of catch-up contributions made on behalf of a Participant during a Plan Year shall not exceed the maximum amount permitted under section 414(v)(2) of the Code for the calendar year ($6,500 for 2021) and (ii) the amount of catch-up contributions made on behalf of a Participant for a payroll period shall not exceed the percentage of the Participant’s Compensation that is established from time to time by the Administrative Committee. Catch-up contributions shall not be taken into account for purposes of Sections 6.1 and 6.3, and the Plan shall not be treated as failing to satisfy its provisions implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of catch-up contributions.
(d)    Designation of Contributions as Pre-Tax Contributions or Designated Roth Contributions. Elections by Participants to commence, change, suspend or resume contributions under this Section 4.1 shall designate (i) the portion of such contributions that are to be pre-tax contributions excludable from the Participant’s gross income pursuant to section 402(g) of the Code and (ii) the portion of such contributions that are to be designated Roth contributions includable in the Participant’s gross income pursuant to section 402A of the Code. Subject to Section 4.8, such designations shall be irrevocable with respect to contributions made pursuant to such elections.
Section 4.2.    Matching Contributions
(a)     In General. Subject to the limitations set forth in Article 6, and except as otherwise provided in an Appendix for a specified group of Employees, each Employer shall make a matching contribution for each payroll period on behalf of each of its Eligible Employees who has been credited with one Year of Service. Except as otherwise provided in an Appendix for a specified group of Employees, the rate of such matching contribution shall equal 100% of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of such Participant pursuant to Section 4.1(a) and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1(a); provided, however, that pre-tax, designated Roth and after-tax contributions in excess of 6% of a Participant’s Compensation for a payroll period shall not be considered for purposes of matching contributions. Notwithstanding the foregoing, in the case of an Eligible Cash Balance Pension Participant, pre-tax, designated Roth and after-tax contributions in excess of 5% of his or her Compensation for a payroll period shall not be considered for purposes of matching contributions under this Section 4.2(a).
(b)    Contributions Not Eligible for Match. Notwithstanding the foregoing, and except as otherwise provided in Appendix 8, an Employer shall not make a matching contribution with respect to any catch-up contribution made pursuant to Section 4.1(c).
Section 4.3.    Profit Sharing Contributions
Subject to the limitations set forth in Article 6, each Plan Year the Employers in their discretion may make a profit sharing contribution to the Trust in such amount as the Employers in their discretion may determine. Such discretionary profit sharing contribution shall be allocated pursuant to Section 8.6 among Eligible Profit Sharing Participants for the Plan Year.
Section 4.4.    Fringe Contributions
Subject to the limitations set forth in Article 6, each Plan Year the Employers in their discretion may make, (i) on behalf of a Participant who is covered by the Davis-Bacon Act (40 U.S.C. Section 276(a) at seq., as amended) or the McNamara-O’Hara Service Contract Act (41 U.S.C. Section 351 et seq., as amended), a fringe contribution that shall be an amount equal to the fringe rate determined under the prevailing wage determination for services performed under the aforesaid acts, less any fringe benefit provided outside of the Plan or (ii) on behalf of a Participant who is subject to a collective bargaining agreement or similar contact, a fringe contribution in the amount determined by the Employer which shall be in lieu of certain fringe benefits.
Section 4.5.    Other Employer Contributions. The Employers shall make such other employer contributions as set forth in Appendix 8 hereto.
Section 4.6.    Deposit of Contributions

An Employer shall deliver to the Trustee any pre-tax contributions and designated Roth contributions as soon as administratively practicable after the date such contributions otherwise would have been paid to the Participants as cash compensation, but in no event later than the 15th business day of the month following the month during which such contributions otherwise would have been paid to the Participants. Except with respect to true-up or catch-up matching contributions made pursuant to an Appendix hereto, an Employer shall deliver to the Trustee any matching contributions concurrently with the delivery of the pre-tax contributions, designated Roth contributions or after-tax contributions to which such matching contributions relate. An Employer shall deliver to the Trustee any profit sharing contribution, fringe contributions, true-up or catch-up matching contributions or other employer contributions for a Plan Year no later than the date prescribed by the Code, including any authorized extensions thereof, for filing such Employer’s federal income tax return for the tax year that coincides with the Plan Year.
Section 4.7.    Form of Contributions
Except as provided in Section 5.2(a) with respect to rollover contributions, contributions to the Plan (pursuant to this Article 4 or otherwise) shall be made in cash, shares of L3Harris Stock or a combination thereof at the discretion of the Company.
Section 4.8.    In-Plan Roth Conversions. Effective as of January 1, 2020, an “Eligible Convertee,” as defined in this Section, may, at any time, elect to transfer all or any portion of his or her vested Account attributable to (i) pre-tax contributions, (ii) matching contributions made with respect to Plan Years commencing on or after January 1, 2020 (excluding any such matching contributions that are transferred or merged into this Plan from another qualified defined contribution plan); (iii) rollover contributions (excluding any rollover contributions attributable to designated Roth contributions) and (iv) after-tax contributions (excluding any after-tax contributions that are attributable to participation in a money purchase pension plan) from its existing subccount to such Eligible Convertee’s Designated Roth Conversion Account, to the extent permitted by section 402A(c)(4) of the Code (including section 402A(c)(4)(E) of the Code), and with the tax consequences set forth in section 402A(c)(4) of the Code (an “In-Plan Roth Conversion”). Notwithstanding any provision of the Plan to the contrary, the Eligible Convertee shall continue to have the same withdrawal, distribution and loan options with respect to amounts attributable to such In-Plan Roth Conversion as he or she had prior to having converted such amounts, subject to any restrictions on rollover described in Section 9.6. For purposes of this Section, an “Eligible Convertee” is a Participant, a Beneficiary who is the surviving Spouse of such Participant or an alternate payee (within the meaning of section 414(p) of the Code) who is a Spouse or former Spouse of such Participant.
ARTICLE 5

AFTER-TAX AND ROLLOVER CONTRIBUTIONS
Section 5.1.    After-Tax Contributions
(a) Initial Election. Subject to the limitations set forth in Article 6, each Participant may elect in accordance with Section 3.2 to make an after-tax contribution of Compensation for each payroll period by payroll deduction. The percentage of Compensation so designated for a payroll period shall be a whole percentage not less than 1% and not more than the Maximum Contribution Percentage with respect to such Participant. Notwithstanding the foregoing, the aggregate of a Participant’s pre-tax contributions and designated Roth contributions for a payroll period pursuant to Section 4.1(a) and a Participant’s after-tax contributions for a payroll period pursuant to this Section 5.1(a) may not exceed an amount equal to the Maximum Contribution Percentage with respect to such Participant. An Employer shall deliver to the Trustee any after-tax contributions as soon as administratively practicable after the date such contributions otherwise would have been paid to the Participants as cash compensation, but in no event later than the 15th business day of the month following the month during which such contributions otherwise would have been paid to the Participants.
(b)    Changes in the Rate or Suspension of After-Tax Contributions. A Participant’s after-tax contributions pursuant to Section 5.1(a) shall continue in effect at the rate elected by the Participant pursuant to Section 3.2 until the Participant changes or suspends such election. A Participant may change or suspend such election at such time and in such manner as may be prescribed by the Administrative Committee, provided that only the last change made by a Participant during a payroll period shall be effectuated. Such change or suspension shall be effective as soon as administratively practicable after the date on which the change or suspension is received. A Participant who has suspended after-tax contributions pursuant to this subsection may resume after-tax contributions by making an election at such time and in such manner as may be prescribed by the Administrative Committee.
Section 5.2.    Rollover Contributions
(a) Requirements for Rollover Contributions. If an Eligible Rollover Recipient receives an “eligible rollover distribution” (within the meaning of section 402(c)(4) of the Code) from an Eligible Retirement Plan, then the Eligible Rollover Recipient may contribute to the Plan an amount that does not exceed the amount of such eligible rollover distribution (including the proceeds from the sale of any property received as part of such eligible rollover distribution). A rollover contribution may be in the form of cash or, with the consent of the Administrative Committee or its delegate, a promissory note evidencing an outstanding loan balance.
(b)    Delivery of Rollover Contributions. Any rollover contribution made pursuant to this Section shall be delivered by the Eligible Rollover Recipient to the Trustee on or before the 60th day after the day on which the Eligible Rollover Recipient receives the distribution (or on or before such later date as may be prescribed by law) or shall be transferred to the Trustee on behalf of the Eligible Rollover Recipient directly from the trust from which the eligible rollover distribution is made. Any such contribution must be accompanied by any information or documentation in connection therewith requested by the Administrative Committee or the Trustee. Notwithstanding the foregoing, the Administrative Committee shall not permit a rollover contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or Regulations.
ARTICLE 6

LIMITATIONS ON CONTRIBUTIONS
Section 6.1.    Annual Limit on Pre-Tax Contributions and Designated Roth Contributions
(a) General Rule. Notwithstanding the provisions of Section 4.1, the aggregate of pre-tax contributions and designated Roth contributions made on behalf of a Participant for any calendar year pursuant to such Section and pursuant to any other plan or arrangement described in section 401(k) of the Code which is maintained by an Employer or Affiliate shall not exceed the dollar limitation in effect for such calendar year under section 402(g) of the Code, except to the extent permitted under Section 4.1(c) of the Plan and section 414(v) of the Code with respect to “catch-up contributions.”

(b)    Excess Pre-Tax Contributions and Designated Roth Contributions.
(1)    Characterization as After-Tax Contributions. Except to the extent set forth in Section 4.1(c) of the Plan and section 414(v) of the Code with respect to “catch-up contributions,” if for any calendar year the pre-tax contributions and designated Roth contributions to the Plan reach the limit imposed by subsection (a) of this Section for such calendar year, any contributions under the Plan during the calendar year that exceed such limit shall be characterized as after-tax contributions. The Participant’s pre-tax contributions shall be recharacterized up to the extent pre-tax contributions were made to the Plan for the Plan Year and, to the extent that the Participant’s contributions to be recharacterized exceed such pre-tax contributions, the Participant’s designated Roth contributions made to the Plan for the Plan Year shall be recharacterized.
(2)    Distribution. Notwithstanding the foregoing, and except to the extent set forth in Section 4.1(c) of the Plan and section 414(v) of the Code with respect to “catch-up contributions,” if for any calendar year the aggregate of the pre-tax contributions and the designated Roth contributions to the Plan plus elective deferrals contributed under other plans or arrangements described in section 401(k), 403(b), 408(k) or 408(p) of the Code for the Participant exceed the section 402(g) limit for such calendar year and are not characterized as after-tax contributions, because of the limitation set forth in Section 5.1 on the amount of after-tax contributions that may be made to the Plan or otherwise, such Participant shall, pursuant to such rules and at such time following such calendar year as determined by the Administrative Committee, be allowed to submit a written request that the excess deferrals, plus any income and minus any loss allocable thereto, be distributed to the Participant. The amount of any income or loss allocable to such excess deferrals shall be determined pursuant to Regulations. Such amount of excess deferrals, as adjusted for income or loss, shall be distributed to the Participant no later than April 15 following the calendar year for which such contributions were made. Any excess deferrals that are distributed in accordance with this subsection (b)(2) shall not be treated as “annual additions” for purposes of Section 6.3. The amount of excess deferrals that may be distributed under this subsection (b)(2) with respect to a Participant for a calendar year shall be reduced by any amounts previously distributed pursuant to Section 6.2(d)(1) with respect to such Participant for such year. Such distributed excess deferrals shall be treated as pre-tax contributions up to the extent pre-tax contributions were made to the Plan for the Plan Year and, to the extent that such distributed excess deferrals exceed such pre-tax contributions, such excess deferrals shall be treated as distributions of designated Roth contributions made to the Plan for the Plan Year. Pre-tax contributions or designated Roth contributions with respect to which a matching contribution was not made shall be distributed before pre-tax contributions or designated Roth contributions with respect to which a matching contribution was made. Any matching contributions attributable to excess deferrals that are distributed pursuant to this Section 6.1(b), as adjusted for income or loss, shall be forfeited.
Section 6.2.    Limits on Contributions for Highly Compensated Employees
.

(a)    Actual Deferral Percentage Test Imposed by Section 401(k)(3) of the Code. Notwithstanding the provisions of Section 4.1, if the pre-tax contributions and designated Roth contributions made pursuant to Section 4.1 for a Plan Year fail, or in the judgment of the Administrative Committee are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 6.2(d)(1) shall be made. Any pre-tax contributions or designated Roth contributions which are “catch-up contributions” described in Section 4.1(c) shall not be considered to be pre-tax contributions or designated Roth contributions for purposes of determining whether the tests set forth in paragraphs (1) and (2) of this subsection are satisfied or for purposes of making any adjustments prescribed by Section 6.2(d)(1).
(1)    The HCE average deferral percentage for such year does not exceed the product of the NHCE average deferral percentage for such year and 1.25.
(2)    The HCE average deferral percentage for such year (i) does not exceed the NHCE average deferral percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average deferral percentage for such year and 2.0.
(b)    Actual Contribution Percentage Test Imposed by Section 401(m) of the Code. Notwithstanding the provisions of Sections 4.2 and 5.1, if the aggregate of the matching contributions made pursuant to Section 4.2 and the after-tax contributions made pursuant to Section 5.1 for a Plan Year fail, or in the judgment of the Administrative Committee are likely to fail, to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, the adjustments prescribed in Section 6.2(d)(2) shall be made.

(1)    The HCE average contribution percentage for such year does not exceed the product of the NHCE average contribution percentage for such year and 1.25.
(2)    The HCE average contribution percentage for such year (i) does not exceed the NHCE average contribution percentage for such year by more than two percentage points and (ii) does not exceed the product of the NHCE average contribution percentage for such year and 2.0.
(c)    Definitions and Special Rules. For purposes of this Section, the following definitions and special rules shall apply:
(1)    The “actual deferral percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (a) of this Section relating to pre-tax contributions and designated Roth contributions. The actual deferral percentage test shall be satisfied if either of such tests are satisfied.
(2)    The “HCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to make pre-tax contributions or designated Roth contributions for the current Plan Year and who are Highly Compensated Employees for the current Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the employer contributions for the benefit of such Eligible Employee for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such Eligible Employee. For this purpose, “employer contributions” shall mean pre-tax contributions and designated Roth contributions (including excess deferrals), but excluding any pre-tax contributions and designated Roth contributions that are taken into account under the actual contribution percentage test (provided that the actual deferral percentage test is satisfied both with and without exclusion of such contributions).
(3)    The “NHCE average deferral percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to make pre-tax contributions or designated Roth contributions for the immediately preceding Plan Year and who were not Highly Compensated Employees for the immediately preceding Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the employer contributions for the benefit of such Eligible Employee for the immediately preceding Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such Eligible Employee. For this purpose, “employer contributions” shall mean pre-tax contributions and designated Roth contributions (including excess deferrals), but excluding (i) excess deferrals that arise solely from pre-tax contributions and designated Roth contributions made under this Plan or other plans maintained by the Employers and Affiliates and (ii) any pre-tax contributions and designated Roth contributions that are taken into account under the actual contribution percentage test (provided that the actual deferral percentage test is satisfied both with and without exclusion of such pre-tax contributions and designated Roth contributions). Notwithstanding the foregoing, in the event of a “plan coverage change” during a Plan Year (as such term is defined in Treasury Regulation

§1.401(k)-2(c)(4)(iii)(A)), the “NHCE average deferral percentage” for such Plan Year shall be determined in accordance with Treasury Regulation §1.401(k)-2(c)(4).
(4)    The “actual contribution percentage test” refers collectively to the tests set forth in paragraphs (1) and (2) of subsection (b) of this Section relating to matching contributions and after-tax contributions. The actual contribution percentage test shall be satisfied if either of such tests are satisfied.
(5)    The “HCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who are eligible to have matching contributions, after-tax contributions, or in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for their benefit for the current Plan Year and who are Highly Compensated Employees for the current Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the matching contributions, after-tax contributions and, in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for the benefit of such Eligible Employee for the current Plan Year (if any) to the total compensation for the current Plan Year paid to such Eligible Employee.

(6)    The “NHCE average contribution percentage” for a Plan Year is a percentage determined for the group of Eligible Employees who were eligible to have matching contributions, after-tax contributions, or in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for their benefit for the immediately preceding Plan Year and who were not Highly Compensated Employees for the immediately preceding Plan Year. Such percentage shall be equal to the average of the ratios, calculated separately for each such Eligible Employee to the nearest one-hundredth of one percent, of the matching contributions, after-tax contributions and, in the discretion of the Administrative Committee and to the extent permitted under rules prescribed by the Secretary of the Treasury or otherwise under the law, pre-tax contributions and designated Roth contributions, made for the benefit of such Eligible Employee for the immediately preceding Plan Year (if any) to the total compensation for the immediately preceding Plan Year paid to such Eligible Employee. Notwithstanding the foregoing, in the event of a “plan coverage change” during a Plan Year (as such term is defined in Treasury Regulation §1.401(m)-2(c)(4)(iii)(A)), the “NHCE average contribution percentage” for such Plan Year shall be determined in accordance with Treasury Regulation §1.401(m)-2(c)(4).
(7)    The term “compensation” shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Administrative Committee, any other meaning in accordance with the Code for these purposes. In any event, the term “compensation” shall not include any amount excludable under Treasury Regulation section 1.415(c)-2(g)(5)(ii).
(8)    If the Plan and one or more other plans of an Employer to which pre-tax contributions, designated Roth contributions, matching contributions or employee contributions (as such terms are defined for purposes of section 401(m) of the Code), or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code), are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Section. If a Highly Compensated Employee participates in the Plan and one or more other plans of an Employer to which any such contributions are made, all such contributions shall be aggregated for purposes of this Section.
(d)    Adjustments to Comply with Limits.
(1)    Adjustments to Comply with Actual Deferral Percentage Test. The Administrative Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the actual deferral percentage test will be satisfied during a Plan Year, and, if it appears to the Administrative Committee that such test will not be satisfied, the Administrative Committee shall take such steps as it deems necessary or appropriate to adjust the pre-tax contributions and designated Roth contributions made pursuant to Section 4.1 for all or a portion of the remainder of such Plan Year for the benefit of some or all of the Highly Compensated Employees to the extent necessary in order for the actual deferral percentage test to be satisfied. If, after the end of the Plan Year, the Administrative Committee determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the actual deferral percentage test was not satisfied, the Administrative Committee shall calculate a total amount by which pre-tax contributions and designated Roth contributions must be reduced in order to satisfy such test in the manner prescribed by section 401(k)(8)(B) of the Code (the “excess contributions amount”). The amount of pre-tax contributions and designated Roth contributions to be reduced for each Participant who is a Highly Compensated Employee shall be determined by first reducing the pre-tax contributions and designated Roth contributions of each Participant whose actual dollar amount of pre-tax contributions and designated Roth contributions for such Plan Year is highest until such reduced dollar amount equals the next highest actual dollar amount of pre-tax contributions and designated Roth contributions made for such Plan Year on behalf of any Highly Compensated Employee or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the pre-tax contributions and designated Roth contributions on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of pre-tax contributions and designated Roth contributions for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount. The portion of a Participant’s pre-tax contributions and designated Roth contributions to be reduced in accordance with this Section 6.2(d)(1) shall be recharacterized as an after-tax contribution, and the Participant shall be notified of such recharacterization and the tax consequences thereof no later than 2½ months after the end of the Plan Year. The amount of a Participant’s pre-tax contributions and designated Roth contributions to be reduced in accordance with this Section shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Section 6.1 in order to comply with the limitations of section 402(g) of the Code. The amount of any income or loss allocable to any such reductions shall be determined pursuant to the applicable Regulations promulgated by the U.S. Treasury Department. The Participant’s pre-tax contributions shall be recharacterized up to the extent pre-tax contributions were made to the Plan for the Plan Year and, to the extent that the Participant’s excess contributions exceed such pre-tax contributions, the Participant’s designated Roth contributions made to the Plan for the Plan Year shall be recharacterized.
(2)    Adjustments to Comply with Actual Contribution Percentage Test. The Administrative Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether the average contribution percentage test will be satisfied during a Plan Year, and, if it appears to the Administrative Committee that such test will not be satisfied, the Administrative Committee shall take such steps as it deems necessary or appropriate to adjust the matching contributions and the after-tax contributions made pursuant to Section 4.2 and 5.1, respectively, for all or a portion of the remainder of such Plan Year on behalf of some or all of the Highly Compensated Employees to the extent necessary in order for the average contribution percentage test to be satisfied. If the Administrative Committee determines that, notwithstanding any adjustments made pursuant to the preceding sentence, the average contribution percentage test was or will not satisfied, the Administrative Committee shall, in its discretion, (1) allocate a qualified nonelective contribution pursuant to Section 6.2(e) or (2) reduce the matching contributions and after-tax contributions made on behalf of each Participant who is a Highly Compensated Employee and whose actual dollar amount of matching contributions and after-tax contributions for such Plan Year is the highest in the same manner described in subparagraph (1) of this paragraph to the extent necessary to comply with the average contribution percentage test. The reduction described in the preceding sentence shall be made first with respect to a Participant’s after-tax contributions in excess of six percent of Compensation, second with respect to any remaining after-tax contributions and any matching contributions attributable thereto, and third with respect to any other matching contributions. With respect to contributions to be so reduced, no later than 2½ months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Administrative Committee shall cause to be distributed to each such Participant the amount of such reductions made with respect to vested matching contributions to which such Participant would be entitled under the Plan if such Participant had terminated service on the last day of the Plan Year for which such contributions are made (or on the date of the Participant’s actual termination of employment, if earlier) and with respect to after-tax contributions (plus any income and minus any loss allocable thereto), and any remaining amount of such reductions (plus any income and minus any loss allocable thereto) shall be forfeited. Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 9.2(b). The amount of any such income or loss allocable to any such reduction to be so distributed or forfeited shall be determined pursuant to applicable Regulations promulgated by the U.S. Treasury Department.
(e)    Qualified Nonelective Contributions. Subject to the limitations set forth in Sections 6.3 and 6.4, and to the extent permitted by Regulations or other pronouncements of the Internal Revenue Service, for purposes of satisfying the actual contribution percentage test set forth in Section 6.2(b), the Employers may contribute for a Plan Year such amount, if any, as may be designated as a “qualified nonelective contribution” within the meaning of section 401(m)(4)(C) of the Code. Any such qualified nonelective contribution to the Plan must be contributed no later than the last day of the Plan Year immediately following the Plan Year to which it relates. Any such qualified nonelective contribution to the Plan shall be allocated to the Accounts of those Participants who are not Highly Compensated Employees for the Plan Year with respect to which such qualified nonelective contribution is made and who are actively employed by the contributing Employer on the last day of the Plan Year with respect to which such qualified nonelective contribution is made, beginning with the Participant with the lowest Compensation for such Plan Year and allocating the maximum amount that may be taken into account under Treasury Regulation §1.401(m)-2(a)(6)(v) (and that is permissible under Section 6.3) before allocating any portion of such qualified nonelective contribution to the Participant with the next lowest Compensation for the Plan Year.
Section 6.3.    Maximum Annual Additions under Section 415 of the Code

Notwithstanding any other provision of the Plan, the amounts allocated to the Account of each Participant for any limitation year shall be limited so that the aggregate annual additions for such year to the Participant’s Account and to the Participant’s accounts in all other defined contribution plans maintained by an employer shall not exceed the lesser of:
(i)    $58,000 (as adjusted pursuant to section 415(d) of the Code); and
(ii)    100% of the Participant’s compensation for such limitation year (or such other percentage of compensation set forth in section 415(c) of the Code).
The “annual additions” to a Participant’s Account and to the Participant’s account in any other defined contribution plan maintained by an employer is the sum for such limitation year of:
(a)    the amount of employer contributions (including pre-tax contributions and designated Roth contributions) allocated to the Participant’s account, excluding, however, (X) pre-tax contributions and designated Roth contributions that are “catch-up contributions” made pursuant to section 414(v) of the Code, (Y) excess deferrals that are distributed in accordance with section 402(g) of the Code and (Z) restorative payments (within the meaning of Treasury Regulation section 1.415(c)-1(b)(2)(ii)(C)),
(b)    the amount of forfeitures allocated to the Participant’s account,
(c)    the amount of contributions by the Participant to any such plan, but excluding any rollover contributions or loan repayments,
(d)     the amount allocated on behalf of the Participant to any individual medical benefit account (as defined in section 415(l) of the Code) or, if the Participant is a key employee within the meaning of section 419A(d)(3) of the Code, to any post-retirement medical benefits account established pursuant to section 419A(d)(1) of the Code, and

(e)    the amount of mandatory employee contributions within the meaning of section 411(c)(2)(C) of the Code by such Participant to a defined benefit plan, regardless of whether such plan is subject to the requirements of section 411 of the Code.
For purposes of this Section, the “limitation year” shall be the Plan Year, the term “compensation” shall have the meaning set forth in Treasury Regulation section 1.415(c)2(d)(4), the term “defined contribution plan” shall have the meaning set forth in Treasury Regulation section 1.415(c)-1(a)(2), and a Participant’s employer shall include entities that are members of the same controlled group (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) or affiliated service group (within the meaning of section 414(m) of the Code) as the Participant’s employer or under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with the Participant’s employer or such entities.
Section 6.4.    Other Limitations on Employer Contributions
The contributions of the Employers for a Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employers for federal income tax purposes for the tax year that coincides with the Plan Year.
Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant’s Account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such Account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.
ARTICLE 7
TRUST AND INVESTMENT FUNDS
Section 7.1.    Trust
A Trust shall be created by the execution of a trust agreement between the Company or its delegate (acting on behalf of the Employers) and the Trustee. All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Administrative Committee directs in accordance with the Plan. The Trust may be a master trust, provided that the portion of the Trust attributable to the Plan shall be separately accounted for and all Plan assets shall be utilized exclusively for the Plan.
Section 7.2.    Investments
(a) In General. The Investment Committee shall establish an investment policy for the Plan. The Investment Committee shall cause the Trustee to establish and maintain three or more separate investment funds exclusively for the collective investment and reinvestment as directed by Participants of amounts credited to their Accounts. Additional investment funds may be established as determined by the Investment Committee from time to time in its sole discretion. The Investment Committee, in its sole discretion, may appoint investment managers to provide services in connection with the investment funds established under the Plan.
(b)    L3Harris Stock Fund. In addition to the investment funds established at the direction of the Investment Committee pursuant to Section 7.2(a), the Trustee shall establish and maintain a L3Harris Stock Fund. The assets of the L3Harris Stock Fund shall be invested primarily in shares of L3Harris Stock. The assets of the L3Harris Stock Fund also may be invested in short-term liquid investments. Each Participant’s interest in the L3Harris Stock Fund shall be represented by units of participation, and each such unit shall represent a proportionate interest in all the assets of such fund. The Trustee is authorized to purchase shares of L3Harris Stock on the open market. Except as permitted by section 401(a)(35) of the Code, restrictions (either direct or indirect) or conditions will not be imposed on investment in the L3Harris Stock Fund if such restrictions or conditions are not imposed on investment in the other investment funds available under the Plan.
(c)    Self-Directed Brokerage Account. In addition to the investment funds established pursuant to Sections 7.2(a) and (b), a Participant may establish a self-directed brokerage account, subject to the terms and conditions set forth in this Plan and such other terms and conditions as deemed appropriate by the Administrative Committee or Investment Committee from time to time. In no event shall L3Harris Stock be a permitted investment in the self-directed brokerage account.
ARTICLE 8

PARTICIPANT ACCOUNTS
AND INVESTMENT ELECTIONS
Section 8.1.    Participant Accounts

The Administrative Committee shall establish and maintain, or cause the Trustee or such other agent as the Administrative Committee may select to establish and maintain, a separate Account for each Participant. Such Account shall be solely for accounting purposes, and no segregation of assets of the Trust Fund among the separate Accounts shall be required. Each Account shall consist of the following subaccounts (and such other subaccounts as may be established by or at the direction of the Administrative Committee from time to time):
(a)    a Pre-Tax Account;
(b)    a Designated Roth Account;
(c)    a Matching Account;
(d)    a Profit Sharing Account;
(e)    an After-Tax Account;
(f)    a Rollover Account;
(g)    a Savings Account;
(h)    a QNEC Account;
(i)    a Fringe Account;
(j)    a Prior Company Contribution Account;
(k)    a Money Purchase Pension Account;
(l)    an Other Employer Contribution Account; and
(m)    a Designated Roth Conversion Account.
The Administrative Committee shall establish and maintain, or cause the Trustee or such other agent as the Administrative Committee may select to establish and maintain, investment subaccounts with respect to each investment fund described in Section 7.2 to which amounts contributed under the Plan shall be credited according to each Participant’s investment elections pursuant to Section 8.2. All such investment subaccounts shall be solely for accounting purposes, and there shall be no segregation of assets within the investment funds among the separate investment subaccounts.
Section 8.2.    Investment Elections
(a) Initial Election. Each Participant shall make, in the manner prescribed by the Administrative Committee, an investment election that shall apply to the investment of contributions made for a Participant’s benefit and any earnings on such contributions, subject to such limitations set forth herein or imposed by the Administrative Committee from time to time. The Administrative Committee in its discretion shall determine whether a single investment election shall apply to a Participant’s entire Account or whether a Participant may make separate investment elections applicable to various sources of contributions under the Plan. A Participant’s election shall specify that such contributions be invested either (i) wholly in one of the funds maintained by the Trustee pursuant to Section 7.2, or (ii) divided among two or more of such funds in increments of 1% (or such larger percentage established by the Administrative Committee from time to time). Unless otherwise determined by the Investment Committee, during any period in which no direction as to the investment of a Participant’s Account is on file with the Administrative Committee (a “Default Period”), contributions made for a Participant’s benefit shall be invested in an age-appropriate LifeCycle Fund (or, if the Employers have no record of the Participant’s age, in the LifeCycle Retirement Fund until such Participant’s age can be determined, at which time all such contributions made for such Participant’s benefit during the Default Period shall be transferred to an age-appropriate LifeCycle Fund). A Participant may enroll in a managed account program under which investment professionals will monitor the Participant’s Account and manage all investment elections and transactions.

(b)    Change of Election. A Participant may change his or her investment election as of any Valuation Date, subject to such limitations as the Administrative Committee from time to time may impose (including restrictions on investment election changes that apply solely to a particular investment fund or option). A Participant’s investment election change shall be limited to the investment funds or options then maintained by the Trustee pursuant to Section 7.2. A change in investment election made pursuant to this Section shall apply to a Participant’s existing Account or contributions made for the benefit of the Participant after such change, or both. Any such change shall specify that such Account or contributions be invested either (i) wholly in one of the funds or options maintained by the Trustee pursuant to Section 7.2 or (ii) divided among two or more of such funds or options in increments of 1% (or such larger percentage established by the Administrative Committee from time to time) or, solely with respect to a Participant’s existing Account, in fixed dollar amounts. A Participant’s change of investment election must be made in the manner and subject to the rules prescribed by the Administrative Committee, including rules regarding the time by which such an election must be made in order to be effective for a particular Valuation Date. In the absence of an affirmative election by a Participant to the contrary, the Administrative Committee may deem a Participant to have made an investment election change (e.g., an election to liquidate a fund investment) in accordance with procedures established by the Administrative Committee and communicated to Participants.
(c)    Special Rules Concerning the L3Harris Stock Fund. A Participant may not elect to invest in the L3Harris Stock Fund more than 20% of the aggregate contributions newly made for his or her benefit, and a Participant may not transfer any portion of the Participant’s existing Account from investment in funds other than the L3Harris Stock Fund to investment in the L3Harris Stock Fund if following such transfer more than 20% of the Participant’s existing Account would be invested in the L3Harris Stock Fund. Notwithstanding the foregoing, a Participant (other than a Participant who participates in the Plan pursuant to Appendix 3 or 6 hereto) may elect to invest in the L3Harris Stock Fund up to 100% of the matching contributions newly made for his or her benefit pursuant to Section 4.2.
(d)    Special Rules Concerning the Self-Directed Brokerage Account. Notwithstanding any provision of the Plan to the contrary, (i) a Participant may not elect to invest in the self-directed brokerage account more than 95% of the aggregate contributions newly made for his or her benefit and (ii) a Participant may not transfer any portion of the Participant’s existing Account from investment in funds other than the self-directed brokerage account to investment in the self-directed brokerage account if following such transfer more than 95% of the Participant’s existing Account would be invested in the self-directed brokerage account. Any transfer to the self-directed brokerage account shall be in an amount that is no less than $500 (for the avoidance of doubt, such $500 minimum investment shall not apply to new contributions directly invested in the self-directed brokerage account). Notwithstanding the foregoing, new contributions may be directly invested in the self-directed brokerage account only following the Participant’s establishment of the account and transfer to the account from other investment funds of an investment of no less than $500.
(d)    ERISA Section 404(c) Plan. The Plan is intended to meet the requirements of section 404(c) of ERISA and the Regulations thereunder, and the provisions of the Plan shall be construed and interpreted to meet such requirements.
Section 8.3.    Valuation of Funds and Plan Accounts

The value of an investment fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by the fund on such Valuation Date as determined by the Trustee, reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee’s determination of market value shall be binding and conclusive upon all parties. The value of a Participant’s Account as of any Valuation Date shall be the sum of the values of his or her investment subaccounts in each of the subaccounts described in Section 8.1.
Section 8.4.    Valuation of Units within the L3Harris Stock Fund
As soon as practicable after the close of business on each Valuation Date, the Trustee shall determine the value of the L3Harris Stock Fund on such Valuation Date in the manner prescribed in Section 8.3, and the value so determined shall be divided by the total number of L3Harris Stock Fund participating units allocated to the investment subaccounts of Participants. The resulting quotient shall be the value of a participating unit in the L3Harris Stock Fund as of such Valuation Date and shall constitute the “price” of a participating unit as of such Valuation Date. Participating units shall be credited, at the price so determined, to the investment subaccounts of Participants with respect to contributions or transfers to such investment subaccounts on their behalf on such Valuation Date. The price of such participating units shall be debited to the investment subaccounts of Participants with respect to divestitures from such investment subaccounts on their behalf on such Valuation Date. The value of all participating units credited to Participants’ investment subaccounts shall be redetermined in a similar manner as of each Valuation Date.
Section 8.5.    Allocation of Contributions Other than Profit Sharing Contributions

Any pre-tax contribution, designated Roth contribution, matching contribution, , fringe contribution, other employer contribution, after-tax contribution, rollover contribution or qualified nonelective contribution shall be allocated to the Pre-Tax Account, Designated Roth Account, Matching Account, Fringe Account, Other Employer Contribution Account, After-Tax Account, Rollover Account or QNEC Account, as applicable, of the Participant for whom such contribution is made on or as soon as practicable after the Valuation Date coinciding with or next following the date on which such contribution is delivered to the Trustee. Notwithstanding any provision of this Article 8 to the contrary, any Designated Roth Account or Designated Roth Conversion Account shall be maintained in a manner that satisfies the separate accounting requirement, and any Regulations or other requirements promulgated, under section 402A of the Code.
Section 8.6.    Allocation of Profit Sharing Contributions
Any profit sharing contribution made by the Employers pursuant to Section 4.3 for a Plan Year shall be allocated among the Eligible Profit Sharing Participants in the proportion that the Compensation of each Eligible Profit Sharing Participant for such Plan Year bears to the total Compensation of all Eligible Profit Sharing Participants for such Plan Year; provided, however, that in the Plan Year during which a Participant becomes an Eligible Profit Sharing Participant, only Compensation received on or after the date he or she becomes an Eligible Profit Sharing Participant shall be taken into account for purposes of this Section 8.6. Any such contribution shall be allocated to the Profit Sharing Accounts of Eligible Profit Sharing Participants as of the last day of the Plan Year but credited as of the Valuation Date coinciding with or next following the date on which the profit sharing contribution is delivered to the Trustee.

Section 8.7.    Correction of Error
If it comes to the attention of the Administrative Committee that an error has been made in any of the allocations prescribed by this Article 8, appropriate adjustment shall be made to the Accounts of all Participants and Beneficiaries that are affected by such error, except that, unless otherwise required by law, no adjustment need be made with respect to any Participant or Beneficiary whose Account has been distributed in full prior to the discovery of such error.
Section 8.8.    Accelerated Vesting during Employment. A Participant’s entire Account shall become fully vested and nonforfeitable on the date that the Participant attains age 55 if the Participant is employed by an Employer or an Affiliate on such date. In addition, a Participant who commences employment with the Employers and Affiliates after attainment of age 55 shall be fully vested in his or her entire Account.
ARTICLE 9

WITHDRAWALS AND DISTRIBUTIONS
Section 9.1.    Withdrawals Prior to Termination of Employment
(a) Withdrawals from After-Tax Account and Savings Account. As of any Valuation Date, a Participant may withdraw all or any portion of his or her After-Tax Account or Savings Account; provided, however, that (i) only one such withdrawal may be made in any three-month period; (ii) such withdrawal shall be in the form of a lump sum payment; (iii) a Participant may not withdraw any amount from his or her Savings Account until the entire balance of his or her After-Tax Account has been withdrawn; and (iv) a Participant’s election under the Plan to make after-tax contributions, if any, shall be suspended, and no after-tax contributions or matching contributions attributable to after-tax contributions shall be allocated to the Participant’s Account, for a period of three months after the date of such withdrawal from the Participant’s After-Tax Account. At the expiration of such three-month suspension period, unless a Participant elects otherwise at the time and in the manner prescribed by the Administrative Committee, after-tax contributions to the Plan by the Participant automatically shall resume at the same rate as in effect immediately prior to such suspension. For the avoidance of doubt, the three-month suspension of after-tax contributions (and related matching contributions) described in this Section 9.1(a) shall apply if, during employment, a Participant withdraws, pursuant to this Section 9.1(a), all or any portion of his or her Designated Roth Conversion Account attributable to after-tax contributions or savings contributions.
(b)    Hardship Withdrawals. Subject to the provisions of this subsection, a Participant who has taken all loans currently available to the Participant under Article 10 and under all other plans of the Employers and Affiliates, has taken all withdrawals (other than hardship withdrawals) currently available to the Participant under this Section 9.1, under Section 9.11 or otherwise under this Plan and under all other plans of deferred compensation, whether qualified or nonqualified, of the Employers and Affiliates and has incurred a financial hardship may withdraw as of any Valuation Date all or any portion of the combined balance of his or her (i) Pre-Tax Account, (ii) Designated Roth Account, (iii) vested Profit Sharing Account and (iv) Fringe Account.
(1)    The amount of such withdrawal shall not exceed the amount needed to satisfy the financial hardship, including amounts necessary to pay any federal, state or local income taxes or any penalties reasonably anticipated to result from the hardship withdrawal. The determination of the existence of a financial hardship and the amount required to be distributed to satisfy such hardship shall be made in a non-discriminatory and objective manner. A financial hardship shall be deemed to exist if and only if the Participant certifies (in writing or by an electronic medium, as determined by the Administrative Committee) that (A) the financial need is on account of one or more of the following and (B) the Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need:
(i)    expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code determined without regard to the limitations in section 213(a) (relating to the applicable percentage of adjusted gross income and the recipients of the medical care) provided that, if the recipient of the medical care is not listed in section 213(a), the recipient is a primary Beneficiary;
(ii)    costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
(iii)    payment of tuition, room and board and related educational fees for up to the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children, dependents (as defined in section 152 of the Code, and without regard to sections 152(b)(1), (b)(2) and (d)(1)(B)) or primary Beneficiary;

(iv)    payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure of the mortgage on that residence;
(v)    payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in section 152 of the Code, and without regard to section 152(d)(1)(B)) or primary Beneficiary; and
(vi)    expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income, and effective January 1, 2019, determined without regard to section 165(h)(5)).
(2)    The Participant shall be required to submit any supporting documentation as may be requested by the Administrative Committee.
(3)    Any hardship withdrawal pursuant to this Section 9.1(b) shall be in the form of a lump sum payment.
(4)    A Participant may receive a hardship withdrawal pursuant to this Section 9.1(b) no more than once during any six-month period.
(5)    Amounts distributed to a Participant pursuant to this Section 9.1(b) shall be withdrawn first from the Participant’s Pre-Tax Account, second from the vested portion of the Participant’s Profit Sharing Account, third from the Participant’s Fringe Account and last from the Participant’s Designated Roth

Account, and shall not be taken from the next source until the previous source has been depleted.
(c)    Withdrawals On or After Age 59½. As of any Valuation Date, a Participant who has attained age 59½ may withdraw all or any portion of his or her vested Account. Notwithstanding the foregoing, if the Participant is married, the Participant’s Spouse must consent in writing (or by such other method permitted by the Internal Revenue Service) to the withdrawal of the Participant’s Money Purchase Pension Account pursuant to this Section 9.1(c) and such consent must be witnessed by a notary public. Any withdrawal pursuant to this Section 9.1(c) shall be made at the Participant’s election in any form of payment provided under Section 9.3(c).
(d)    Withdrawals from Rollover Account. As of any Valuation Date, a Participant may withdraw all or any portion of his or her Rollover Account. Any withdrawal pursuant to this Section 9.1(d) shall be in the form of a lump sum payment.
(e)    Military Leave Withdrawals. As of any Valuation Date, a Participant who is performing service in the uniformed services (as described in Section 3401(h)(2)(A) of the Code) while on active duty for more than 30 days may withdraw all or any portion of his or her Pre-Tax Account and Designated Roth Account. Any withdrawal pursuant to this Section 9.1(e) shall be in the form of a lump sum payment. A Participant who receives such a withdrawal shall be prohibited from making any pre-tax contributions or designated Roth contributions under Section 4.1 or after-tax contributions under Section 5.1 until the first payroll period commencing coincident with or next following the date which is six months after the date such withdrawal was made (or such earlier date as may be permitted by applicable Regulations). Unless a Participant elects otherwise at the time and in the manner prescribed by the Administrative

Committee, following the period of suspension of the Participant’s contributions prescribed by this Section 9.1(e), contributions to the Plan by the Participant automatically shall resume in the same form and at the same rate as in effect immediately prior to such suspension.
(f)    Qualified Reservist Distributions. As of any Valuation Date, a Participant who was ordered or called to active duty for a period in excess of 179 days or for an indefinite period may withdraw all or any portion of his or her Pre-Tax Account and Designated Roth Account; provided that the distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period. Any withdrawal pursuant to this Section 9.1(f) shall be in the form of a lump sum payment.
(g)    Withdrawals from Prior Company Contribution Account. As of any Valuation Date, a Participant may withdraw all or any portion of his or her Prior Company Contribution Account. Any withdrawal pursuant to this Section 9.1(g) shall be made in a lump sum.
(h)    Conditions Applicable to All Withdrawals. A Participant’s request for a withdrawal pursuant to this Section 9.1 shall be made at such time and in such manner as may be prescribed by the Administrative Committee. The amount available for withdrawal pursuant to this Section 9.1 shall be reduced by the amount of any loan made pursuant to Article 10 that is outstanding at the time of withdrawal, and no withdrawal pursuant to this Section 9.1 shall be permitted to the extent that such withdrawal would cause the aggregate amount of such outstanding loan to exceed the limits described in Section 10.1. The amount available for withdrawal under this Section 9.1 is subject to reduction in the sole discretion of the Administrative Committee to take into account the investment experience of the Trust Fund between the date of the withdrawal election and the date of the withdrawal.

(i)    Repayment of Withdrawal from Exelis Retirement Savings Plan. If a Participant made a withdrawal under the Exelis Retirement Savings Plan prior to September 30, 1996, as a result of which he or she forfeited all or a portion of the value of the Participant’s “Company Contribution Account” under such plan at such time, he or she shall be permitted to repay in full the amounts previously withdrawn from the Participant’s “Company Contribution Account” by providing to the Administrative Committee prior written notice on a form approved by the Administrative Committee for such purpose. Such repayment may be made at any time provided the Participant is then eligible for the Plan and further provided the Participant has not incurred a Break in Service of five consecutive years. Such repayment amounts shall be deposited into the Participant’s Prior Company Contribution Account.
Section 9.2.    Distribution of Account upon Termination of Employment
(a) Termination of Employment under Circumstances Entitling Participant to Full Distribution of Account. Effective with respect to terminations occurring on or after January 1, 2020, if a Participant’s employment with all Employers and Affiliates terminates under any of the following circumstances, then the Participant or his or her designated Beneficiary, as the case may be, shall be entitled to receive the Participant’s entire Account:
(1)    on or after the date the Participant attains age 55;
(2)    on account of the Participant’s death;
(3)    on account of the Participant’s Disability; or
(4)    on or after the date the Participant is credited with at least three Years of Service (or such other number of Years of Service required for full vesting as set forth in an Appendix or Schedule hereto).

For purposes of this Section 9.2(a), a Participant who dies while performing Qualified Military Service with respect to an Employer shall be treated as if the Participant had resumed employment in accordance with his or her reemployment rights under chapter 43 of title 38, United States Code, on the day preceding the Participant’s death and then terminated employment on account of the Participant’s death.
(b)    Termination of Employment under Circumstances Resulting in Partial Forfeiture of the Participant’s Account. If a Participant’s employment with all Employers and Affiliates terminates under circumstances other than those set forth in Section 9.2(a), then the Participant shall be entitled to receive (i) the entire balance of the Participant’s Pre-Tax Account, Designated Roth Account, After-Tax Account, Rollover Account, Savings Account, QNEC Account, Fringe Account, Prior Company Contribution Account, Designated Roth Conversion Account and Money Purchase Pension Account and (ii) a percentage of the balance of the Participant’s Matching Account and Profit Sharing Account, which percentage shall be determined as follows by reference to the Participant’s Years of Service as of the date of the Participant’s termination of employment:
Participant with an Hour of Service on or after January 1, 2020

Years of Service	Percentage
Less than 1	0%
At least 1 but less than 2	25%
At least 2 but less than 3	50%
3 or more	100%
Participant without an Hour of Service on or after January 1, 2020

Years of Service	Percentage
Less than 1	0%
At least 1 but less than 2	25%
At least 2 but less than 3	50%
At least 3 but less than 4	75%
4 or more	100%

Notwithstanding the foregoing, (i) the portion of a Participant’s Account attributable to cash dividends in respect of the L3Harris Stock Fund payable on or after May 20, 2010 shall be 100% nonforfeitable; (ii) the Account of a Participant who was an employee of Exelis Inc. or a subsidiary thereof on or before December 31, 2015, who was not subject to a collective bargaining agreement and who did not participate in the Exelis Retirement Savings Plan pursuant to Appendix 6 thereto shall be 100% nonforfeitable; and (iii) if an individual participates in this Plan pursuant to an Appendix hereto, the vesting schedule applicable to such Participant shall be the schedule set forth in such Appendix, to the extent inconsistent with this Section 9.2(b).
In the event of the sale or disposition of a business or the sale of substantially all of the assets of a trade or business, the Account of a Participant affected by such sale may become 100% nonforfeitable, irrespective of the Participant’s Years of Service, if expressly provided in the documents effecting the transaction or otherwise authorized by the Company or the Administrative Committee.
Any portion of a Participant’s Matching Account and Profit Sharing Account which the Participant is not entitled to receive pursuant to this Section 9.2(b) shall be charged to such accounts and forfeited as of the earlier of (i) the date the Participant’s vested Account is distributed and (ii) the date the Participant incurs a Break in Service of five consecutive years. If a Participant who receives a distribution of the Participant’s vested Account is reemployed prior to incurring a Break in Service of five consecutive years, then such forfeiture shall be reinstated as prescribed in Section 11.2(b). Amounts forfeited by a Participant pursuant to this Section shall be used, in the order determined by the Administrative Committee (i) to restore the Accounts of recently located Participants previously employed by such Participant’s Employer (or the recently located Beneficiaries of Participants previously employed by such Participant’s

Employer) whose Accounts were forfeited as described in Section 9.8, (ii) to restore the Accounts of Participants who are reemployed by such Participant’s Employer as described in Section 11.2(b), (iii) to fund any matching contributions, profit sharing contributions, fringe contributions or other employer contributions to be allocated to Participants who are reemployed by such Participant’s Employer after a period of Qualified Military Service as described in Section 11.5, (iv) to reduce future contributions to the Plan (including qualified nonelective contributions, qualified matching contributions and other corrective contributions, and earnings thereon) by such Participant’s Employer and (v) to pay administrative expenses as described in Section 15.1.
Section 9.3.    Time and Form of Distribution upon Termination of Employment
(a) In General. A Participant shall be entitled to a distribution of his or her vested Account upon the Participant’s termination of employment with all Employers and Affiliates.
(b)    Time of Distribution. A Participant shall be entitled to a distribution of his or her vested Account as soon as administratively practicable after the date of the Participant’s termination of employment, or, subject to Section 9.4, may defer distribution to a later date, in which case distribution shall occur as soon as administratively practicable after the date of the Participant’s distribution election; provided, however, that:
(1)    subject to Section 9.4, a Participant’s Account shall not be distributed prior to the Participant’s 65th birthday unless the Participant has consented in writing to such distribution;
(2)    if a Participant dies before the commencement of distribution of his or her Account, distributions paid or commencing after the Participant’s death shall be completed no later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death, except that (i) if the Participant’s Beneficiary is the Participant’s Spouse, distribution may be deferred until December 31 of the calendar year in which the Participant would have attained age 70½ and (ii) if the Participant’s Beneficiary is a person other than the Participant’s Spouse and distributions commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died, such distributions may be made over a period not longer than the life expectancy of such Beneficiary; provided, however, that calendar year 2009 shall be disregarded for purposes of this Section 9.3(b)(2) to the extent permitted by section 401(a)(9)(H) of the Code;
(3)    if at the time of a Participant’s death, distribution of his or her Account has commenced, the remaining portion of the Participant’s Account shall be paid at least as rapidly as under the method of distribution being used prior to the Participant’s death, as determined pursuant to Regulation section 1.401(a)(9)2;
(4)    unless a Participant files a written election to defer distribution, distribution shall be made to a Participant by payment in a single lump sum no later than 60 days after the end of the Plan Year which contains the latest of (i) the date of the Participant’s termination of employment, (ii) the tenth anniversary of the date the Participant commenced participation in the Plan and (iii) the Participant’s 65th birthday; provided, however, that if the Participant does not elect a distribution prior to the latest to occur of the events listed above, the Participant shall be deemed to have elected to defer such distribution until a date no later than April 1 of the calendar year following the calendar year in which the Participant attains age 72 (or, in the case of Participants who attained age 70 1/2 prior to January 1, 2020, age 70 1/2); and
(5)    with respect to a Participant who continues in employment after attaining age 72 (or, in the case of Participants who attained age 70 1/2 prior to January 1, 2020, age 70 1/2), distribution of the Participant’s Account shall commence no later than the Participant’s required beginning date. For purposes of this paragraph, the term “required beginning date” shall mean (A) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 72 (or, in the case of Participants who attained age 70 1/2 prior to January 1, 2020, age 70 1/2) and (B) with respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant terminates employment with all Employers and Affiliates. Distributions made under this paragraph shall be made in accordance with Section 9.3(d).
(c)    Form of Distribution. Except as otherwise provided in Appendix 1 hereto, any distribution to which a Participant (or in the event of the Participant’s death, his or her Beneficiary) becomes entitled upon the Participant’s termination of employment shall be distributed by the Trustee by whichever of the following methods the Participant (or Beneficiary) elects:
(1)    an amount not greater than the vested balance of the Participant’s Account;

(2)    substantially equal periodic installment payments, payable not less frequently than annually and not more frequently than monthly, designated by a fixed dollar amount or a fixed period elected by the Participant (or Beneficiary); provided, however, that the installment period shall not exceed the life expectancy of the Participant or, to the extent permitted by Regulation section 1.401(a)(9)-5, the joint and last survivor expectancy of the Participant and the Participant’s Beneficiary; or
(3)    a combination of (1) and (2).
In accordance with procedures established by the Administrative Committee, a Participant (or Beneficiary) may change his or her election with respect to the form of distribution, or elect to cancel installment payments, at any time before or after distribution of benefits commences.
(d)    Required Minimum Distributions. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan will be made in accordance with the minimum distribution requirements of section 401(a)(9) of the Code and the final Regulations promulgated thereunder.
Section 9.4.    Payment of Small Account Balances
Notwithstanding any provision of Section 9.3 to the contrary and subject to Section 9.6, if a Participant’s vested Account does not exceed $5,000, then such Account shall be distributed as soon as practicable after the Participant’s termination of employment in the form of a lump sum payment to the Participant.
In the event that a Participant is subject to the immediately preceding paragraph, has a vested Account that exceeds $1,000 and fails to make an affirmative election to either receive the lump sum payment directly in cash or have it directly rolled over pursuant to the provisions of Section 9.6 within such election period as shall be prescribed by the Administrative Committee, the Administrative Committee shall direct the Trustee to transfer such lump sum payment in a direct rollover to an individual retirement plan (within the meaning of section 7701(c)(37) of the Code) selected by the Administrative Committee (an “Automatic Rollover”). The Automatic Rollover provisions of this paragraph shall not apply to a distribution to a Participant who has attained age 62. The provisions of this paragraph are intended to comply with the requirements of section 401(a)(30) of the Code and shall be interpreted consistent therewith.
For the avoidance of doubt, the provisions of this Section 9.4 shall not apply to a Beneficiary.
Section 9.5.    Medium and Order of Withdrawal or Distribution
(a) Medium of Withdrawal or Distribution. All withdrawals and distributions under the Plan shall be made in cash; provided, however, that a Participant or Beneficiary may elect, in accordance with procedures established by the Administrative Committee, to receive the vested portion of his or her Account that is invested in the L3Harris Stock Fund, if any, in shares of L3Harris Stock (with fractional shares distributed in cash).
(b)    Order of Withdrawal or Distribution. To the extent not otherwise set forth in Section 9.1, any withdrawal or distribution under the Plan shall be charged against a Participant’s contribution and investment subaccounts in the order determined by the Administrative Committee; provided, however, that in order to maximize the tax benefits associated with participation in the Plan, any such withdrawal or distribution first shall be charged against the Participant’s After-Tax Account. Amounts invested in a Participant’s self-directed brokerage account are not available as a source of withdrawal or distribution; provided, however, that a Participant may reallocate his or her balance in the self-directed brokerage account to the other investment options under the Plan as provided in Section 8.2 to permit such amounts to be available for withdrawal or distribution.

Section 9.6.    Direct Rollover Option
In the case of a distribution that is an “eligible rollover distribution” within the meaning of section 402(c)(4) of the Code, a Participant, a Beneficiary or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, may elect that all or any portion of such distribution to which he or she is entitled shall be directly transferred from the Plan to an Eligible Retirement Plan. Notwithstanding the foregoing, (i) any portion of an eligible rollover distribution that consists of after-tax contributions may be transferred only to (X) an individual retirement account or annuity described in section 408(a) or (b) of the Code or (Y) a qualified plan described in section 401(a) or 403(a) of the Code or an annuity contract described in section 403(b) of the Code that agrees to account separately for amounts so transferred; (ii) a Participant’s Designated Roth Account or Designated Roth Conversion Account may be transferred only to another designated Roth contributions account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted by the rules of section 402(c)(2) of the Code; and (iii) if the distributee is a nonspouse Beneficiary, the eligible rollover distribution may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code and only if such account or annuity has been established for the purpose of receiving such distribution on behalf of the nonspouse Beneficiary and will be treated as an inherited individual retirement account or annuity pursuant to the provisions of section 402(c)(11) of the Code.
Section 9.7.    Designation of Beneficiary
(a) In General. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to be made under the Plan upon the death of such Participant or, in the case of a Participant who dies after his or her termination of employment but prior to the distribution of the entire amount to which he or she is entitled under the Plan, any undistributed balance to which such Participant would have been entitled. No such designation of a Beneficiary other than a Participant’s Spouse shall be effective if the Participant was married through the one-year period ending on the date of his or her death unless such designation was consented to in writing (or by such other method permitted by the Internal Revenue Service) at the time of such designation by the person who was the Participant’s Spouse during such period, acknowledging the effect of such consent and witnessed by a notary public or, prior to October 1, 1993, a Plan representative, or it is established to the satisfaction of the Administrative Committee that such consent could not be obtained because the Participant’s Spouse could not be located or because of the existence of other circumstances as the Secretary of the Treasury may prescribe as excusing the requirement of such consent. Subject to the immediately preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change thereof shall be made in the manner prescribed by the Administrative Committee and shall be filed with the Administrative Committee. If (i) no Beneficiary has been named by a deceased Participant, (ii) a Beneficiary designation is not effective pursuant to the second sentence of this section or (iii) all Beneficiaries designated by a Participant have predeceased the Participant, then any undistributed Account of the deceased Participant shall be distributed by the Trustee (a) to the surviving Spouse of such deceased Participant, if any, (b) if there is no surviving Spouse, to the then living descendants, if any, of the deceased Participant, per stirpes, or (c) if there is no surviving Spouse and there are no living descendants, to the estate of such deceased Participant.

The divorce of a Participant shall be deemed to revoke any prior designation of the Participant’s former Spouse as a Beneficiary if written evidence of such divorce shall be received by the Administrative Committee before distribution of the Participant’s Account has been made in accordance with such designation.
(b)    Successor Beneficiaries. A Beneficiary who has been designated in accordance with Section 9.7(a) may name a successor beneficiary or beneficiaries in the manner prescribed by the Administrative Committee. Unless otherwise set forth in the applicable form pursuant to which a Participant designates a Beneficiary or the instructions thereto, if such Beneficiary dies after the Participant and before distribution of the entire amount of the Participant’s benefit under the Plan in which the Beneficiary has an interest, then any remaining amount shall be distributed, as soon as practicable after the death of such Beneficiary, in the form of a lump sum payment to the successor beneficiary or beneficiaries or, if there is no such successor beneficiary, to the estate of such deceased Beneficiary.
Section 9.8.    Missing Persons
If following the date on which pursuant to Section 9.3(b) or 9.4 a Participant’s Account may be distributed without the Participant’s consent, the Administrative Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to the Participant’s Account, then the Participant’s Account shall be forfeited; provided, however, that to the extent required by law the Plan shall reinstate and pay to such person or persons the amount so forfeited upon a claim for such amount made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited under the Plan during the Plan Year that the claim for such forfeited benefit is made, and shall not include any earnings or losses from the date of the forfeiture under this Section. If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Eligible Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to such excess. To the extent the forfeitures under this Section exceed any claims for forfeited benefits made pursuant to this Section, such excess shall be utilized, as determined by the Administrative Committee, in a manner set forth in Section 9.2(b).
Section 9.9.    Distributions to Minor and Disabled Distributees
Any distribution that is payable to a distributee who is a minor or to a distributee who has been legally determined to be unable to manage his or her affairs by reason of illness or mental incompetency may be made to, or for the benefit of, any such distributee at such time consistent with the provisions of this Plan and in such of the following ways as the legal representative of such distributee shall direct: (a) directly to any such minor distributee if, in the opinion of such legal representative, he or she is able to manage his or her affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) as otherwise directed by such legal representative. Neither the Administrative Committee nor the Trustee shall be required to oversee the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section, and distributions made pursuant to this Section 9.9 shall operate as a complete discharge of the Plan, Trust, Trustee, Employers, Administrative Committee and other Plan fiduciaries with respect to such amounts.
Section 9.10.    Payment of Group Welfare Program Premiums
The Administrative Committee may, in its sole discretion, permit a Participant who (i) is eligible to be included in any contributory group welfare program maintained or sponsored by an Employer, (ii) elects to be covered under such contributory group welfare program and (iii) is receiving benefits under the Plan in monthly installments to direct that a specified portion of the installment payments be withheld and paid by the Trustee on the Participant’s behalf to the Employer as the Participant’s contribution under such contributory group welfare program. Such direction by a Participant, if permitted by the Administrative Committee, shall be made at the time and in the manner prescribed by the Administrative Committee. Any such direction may be revoked by a Participant upon at least 15 days’ prior written notice to the Administrative Committee (or such other period of prior written notice acceptable to the Administrative Committee). Any withholding and payment of welfare program costs on behalf of a Participant shall be made in accordance with Treasury Regulation section 1.401(a)-13.
Section 9.11.    Dividends in Respect of the L3Harris Stock Fund
Dividends in respect of the L3Harris Stock Fund, if any, shall be allocated to the Accounts of Participants and Beneficiaries invested in the L3Harris Stock Fund, based upon their proportionate share of the L3Harris Stock Fund as of such date as may be determined by the Administrative Committee on or before each dividend record date. Cash dividends shall be reinvested in the L3Harris Stock Fund unless the Participant or Beneficiary elects, at the time and in the manner prescribed by the Administrative Committee, to receive a cash distribution in an amount equal to such dividend. Any such cash distribution shall be made at the time determined by the Administrative Committee not later than 90 days after the end of the Plan Year in which the dividend was paid. Dividends in respect of the L3Harris Stock Fund in a form other than cash shall be invested in the L3Harris Stock Fund.
ARTICLE 10
LOANS
Section 10.1.    Making of Loans

Subject to the provisions of this Article 10, the Administrative Committee shall establish a loan program whereby any Participant who is an Employee may request, by such method prescribed by the Administrative Committee, to borrow funds from the Participant’s Pre-Tax Account, Designated Roth Account, After-Tax Account, Savings Account, Rollover Account and QNEC Account, and which loan program hereby is incorporated into this Plan by reference. The principal balance of such loan, when aggregated with the outstanding balances of all other loans of the Participant from plans maintained by the Employers and Affiliates, shall not exceed the least of:
(a)    $50,000, reduced by the excess, if any, of (x) the highest outstanding loan balance of the Participant under all plans maintained by the Employers and Affiliates during the period beginning one year and one day prior to the date on which such loan is made and ending on the day prior to the date on which such loan is made, over (y) the outstanding loan balance from all such plans on the date on which such loan is made;
(b)    fifty percent (50%) of the vested portion of the Participant’s Account as of the Valuation Date coinciding with or immediately preceding the date on which the loan is made; and
(c)    the aggregate value of the Participant’s Pre-Tax Account, Designated Roth Account, After-Tax Account, Savings Account, Rollover Account and QNEC Account as of the Valuation Date coinciding with or immediately preceding the date on which the loan is made.
Section 10.2.    Restrictions
An application for a loan shall be made at the time and in the manner prescribed by the Administrative Committee. The action of the Administrative Committee or its delegate in approving or disapproving a request for a loan shall be final. Any loan under the Plan shall be subject to the terms, conditions and restrictions set forth in the loan program established by the Administrative Committee.
Section 10.3.    Default
If any loan or portion of a loan made to a Participant under the Plan, together with the accrued interest thereon, is in default, the Trustee, upon direction from the Administrative Committee, shall take appropriate steps to collect the outstanding balance of the loan and to foreclose on the security; provided, however, that the Trustee shall not levy against any portion of the Participant’s Account until such time as a distribution from such Account otherwise could be made under the Plan. Subject to any corrective action permitted by the Internal Revenue Service, default shall occur (i) if the Participant fails to make any scheduled loan payment by the last day of the calendar quarter following the calendar quarter in which such payment is due (or within such other grace period as permitted under applicable law and by the Administrative Committee) or (ii) upon the occurrence of any other event that is considered a default event under the loan program established by the Administrative Committee. On the date a Participant is entitled to receive a distribution of his or her Account pursuant to Article 9, any defaulted loan or portion thereof, together with the accrued interest thereon, shall be charged to the Participant’s Account after all other adjustments required under the Plan, but before any distribution pursuant to Article 9.
Section 10.4.    Applicability
Notwithstanding the foregoing, for purposes of this Article 10, any Participant or Beneficiary who is a “party in interest” as defined in section 3(14) of ERISA may apply for a loan from the Plan, regardless of such Participant’s or Beneficiary’s employment status. As a condition of receiving a loan from the Plan, such a Participant or Beneficiary who is not an Employee shall consent to have such loan repaid in substantially equal installments at the times and in the manner determined by the Administrative Committee, but not less frequently than quarterly.
ARTICLE 11

SPECIAL PARTICIPATION AND DISTRIBUTION RULES
Section 11.1.    Change of Employment Status
If an Employee who is not an Eligible Employee becomes an Eligible Employee, then the Employee shall become a Participant as of the date such Employee becomes an Eligible

Employee, provided that the Eligible Employee has satisfied any eligibility period set forth in an Appendix applicable to such Eligible Employee, if any.
Section 11.2.    Reemployment of a Terminated Participant
(a) Participation. If a terminated Participant is reemployed as an Eligible Employee, then the terminated Participant again shall become a Participant as of the date of the terminated Participant’s reemployment. If a terminated Participant is receiving installment payments pursuant to Section 9.3(c), such payments shall be suspended upon such terminated Participant’s reemployment unless such Participant has attained age 59½ on or before the date of such reemployment.
(b)    Restoration of Forfeitures. If a terminated Participant is reemployed prior to incurring a Break in Service of five consecutive years, and, at or after the Participant’s termination of employment, any portion of the Participant’s Account was forfeited pursuant to Section 9.2(b), then an amount equal to the portion of the Participant’s Account that was forfeited shall be credited to the Participant’s Account as soon as administratively practicable after the Participant is reemployed. Any amount to be restored pursuant to this subsection shall be obtained from the total amounts that have been forfeited pursuant to Sections 9.2(b) and 9.8 during the Plan Year in which such Participant is reemployed from the Accounts of Participants employed by the same Employer as the reemployed Participant. If the aggregate amount to be so restored to the Accounts of Participants who are Employees of a particular Employer exceeds the amount of such forfeitures, such Employer shall make a contribution in an amount equal to such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Article 6 will be exceeded by such contribution.
Section 11.3.    Employment by Affiliates

If an individual is employed by an Affiliate that is not an Employer, then any period of such employment shall be taken into account under the Plan solely for the purposes of (i) measuring such individual’s Service and (ii) determining when such individual has terminated his or her employment for purposes of Article 9, to the same extent it would have been had such period of employment been as an Employee.
Section 11.4.    Leased Employees
If an individual who performed services as a leased employee (defined as any person (other than an Employee of an Employer) who pursuant to an agreement between an Employer and a leasing organization has performed services for the Employer (or for the Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, where such services are performed under the primary direction or control of the Employer) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account under the Plan solely for the purposes of (i) satisfying any eligibility period set forth in an Appendix applicable to such individual, if any, (ii) measuring such individual’s Service and (iii) determining when such individual has terminated his or her employment for purposes of Article 9, to the same extent it would have been had such period of service been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.
Section 11.5.    Reemployment of Veterans
The provisions of this Section shall apply in the case of the reemployment (or deemed reemployment) by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Eligible Employee’s completion of a period of Qualified Military Service. The provisions of this Section are intended to provide such Eligible Employee with the rights required by USERRA and section 414(u) of the Code, and shall be interpreted in accordance with such intent. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with section 414(u) of the Code.
(a)    Make-Up of Pre-Tax, Designated Roth and After-Tax Contributions. Such Eligible Employee shall be entitled to make contributions under the Plan (“make-up participant contributions”), in addition to any pre-tax, designated Roth and after-tax contributions which the Eligible Employee elects to have made under the Plan pursuant to Sections 4.1 and 5.1. From time to time while employed by an Employer, such Eligible Employee may elect to contribute such make-up participant contributions during the period beginning on the date of such Eligible Employee’s reemployment and ending on the earlier of:
(1)    the end of the period equal to the product of three and such Eligible Employee’s period of Qualified Military Service, and
(2)    the fifth anniversary of the date of such reemployment.
Such Eligible Employee shall not be permitted to contribute make-up participant contributions to the Plan in excess of the amount which the Eligible Employee could have elected to have made under the Plan in the form of pre-tax, designated Roth and after-tax contributions if the Eligible Employee had continued in active employment with his or her Employer during such period of Qualified Military Service. The manner in which an Eligible Employee may elect to contribute make-up participant contributions pursuant to this subsection (a) shall be prescribed by the Administrative Committee.

(b)    Make-Up of Matching Contributions. An Eligible Employee who contributes make-up participant contributions as described in subsection (a) of this Section shall be entitled to an allocation of matching contributions to his or her Account in an amount equal to the amount of matching contributions that would have been allocated to the Account of such Eligible Employee during the period of Qualified Military Service if such make-up participant contributions had been made in the form of pre-tax, designated Roth and after-tax contributions during such period. The amount necessary to make such allocation of matching contributions shall be derived from forfeitures during the Plan Year in which such matching contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee’s Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.
(c)    Make-Up of Profit Sharing Contributions, Fringe Contributions and Other Employer Contributions. Upon the timely reemployment of an Eligible Employee following the completion of a period of Qualified Military Service, such Eligible Employee shall be entitled to an allocation of profit sharing contributions, fringe contributions or other employer contributions, as applicable, to his or her Account in an amount equal to the difference between (i) the amount of profit sharing contributions, fringe contributions or other employer contributions, if any, that would have been allocated to the Account of such Eligible Employee during the period of Qualified Military Service if the Eligible Employee had continued in active employment with his or her Employer during such period and (ii) the amount of profit sharing contributions, fringe contributions or other employer contributions that was allocated to the Account of such Eligible Employee during the period of Qualified Military Service pursuant to Section 8.5 or Section 8.6, as applicable. Such allocation shall be made by the Eligible Employee’s Employer no later than the later of (i) the date that is 90 days after the date of the Eligible Employee’s reemployment and (ii) the date that profit sharing contributions, fringe contributions or other employer contributions, as applicable, normally are due for the Plan Year in which the Qualified Military Service was performed (or, if allocation by such latest date is impossible or unreasonable, as soon as practicable thereafter). The amount necessary to make such allocation of profit sharing contributions, fringe contributions or other employer contributions shall be derived from forfeitures during the Plan Year in which such profit sharing contributions, fringe contributions or other employer contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee’s Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.
(d)    Miscellaneous Rules Regarding Make-Up Contributions. For purposes of determining the amount of contributions to be made under this Section, an Eligible Employee’s “Compensation” during any period of Qualified Military Service shall be determined in accordance with section 414(u) of the Code. Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of Qualified Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 6.1, 6.3 and 6.4 of the Plan (relating to sections 402(g), 415, and 404 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 6.2 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make-up contributions made by an Eligible Employee or an Employer pursuant to this Section. Earnings (or losses) on make-up contributions pursuant to this Section 11.5 shall be credited commencing with the date the contributions are made.

(e)    Deemed Reemployment following Death or Disability. In accordance with section 414(u)(9) of the Code, for purposes of crediting Service under the Plan and accrual of contributions under Article 4 or an Appendix hereto, a Participant who dies or suffers a Disability while performing Qualified Military Service with respect to an Employer shall be treated as if the Participant had resumed employment in accordance with his or her reemployment rights under chapter 43 of title 38, United States Code, on the day preceding the Participant’s death or Disability, as applicable, and terminated employment on the actual date of his or her death or Disability (and on account of such death or Disability).
ARTICLE 12

SHAREHOLDER RIGHTS WITH RESPECT TO L3HARRIS STOCK
Section 12.1.    Voting Shares of L3Harris Stock
The Trustee, or the Company upon written notice to the Trustee, shall furnish to each Participant (and Beneficiary) whose Account is credited with participating units in the L3Harris Stock Fund the date and purpose of each meeting of the shareholders of the Company at which L3Harris Stock is entitled to be voted. The Trustee, or the Company if it has furnished such information to such Participants (and Beneficiaries) with respect to a particular shareholders’ meeting, shall request from each such Participant (or Beneficiary) instructions to be furnished to the Trustee (or to a tabulating agent appointed by the Trustee, which may be the Company’s transfer agent) regarding the voting at such meeting of L3Harris Stock represented by participating units credited to the Participant’s (or Beneficiary’s) Account. If the Participant (or Beneficiary) furnishes such instructions to the Trustee or its agent within the time specified in the notification, then the Trustee shall vote L3Harris Stock represented by such participating units in accordance with such instructions. All L3Harris Stock represented by participating units credited to Accounts as to which the Trustee or its agent do not receive instructions as specified above and all unallocated L3Harris Stock held in the L3Harris Stock Fund shall be voted by the Trustee proportionately in the same manner as it votes L3Harris Stock as to which the Trustee or its agent has received voting instructions as specified above.
Section 12.2.    Tender Offers
(a) Rights of Participants. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of L3Harris Stock in return for valuable consideration, including, but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender offer in respect of shares of L3Harris Stock held by the Trustee in the L3Harris Stock Fund in accordance with instructions obtained from Participants (or Beneficiaries). Each Participant (or Beneficiary) shall be entitled to instruct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of L3Harris Stock represented by the participating units in the L3Harris Stock Fund then allocated to his or her Account. Each Participant (or Beneficiary) who does not provide timely instructions to the Trustee shall be presumed to have directed the Trustee not to tender shares of L3Harris Stock represented by the participating units then allocated to his or her Account. A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he or she can give, but a Participant (or Beneficiary) shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to subsection (c) of this Section. For purposes of this Section, the shares of L3Harris Stock held in the L3Harris Stock Fund shall be treated as allocated to the accounts of Participants in proportion to their respective participating units in the L3Harris Stock Fund as of the immediately preceding record date for ownership of L3Harris Stock for stockholders entitled to tender. The Administrative Committee may direct the Trustee to make a special valuation of the L3Harris Stock Fund in connection with such tender offer. Any securities or other property received by the Trustee as a result of having tendered L3Harris Stock shall be held, and any cash so received shall be invested in short term investments, pending any further action which the Trustee may be required or directed to take pursuant to the Plan. Notwithstanding anything to the contrary, during the period of any public offer for L3Harris Stock, the Trustee shall refrain from making purchases of L3Harris Stock in connection with the Plan and the Trust. In addition to compensation otherwise payable, the Trustee shall be entitled to reasonable compensation and reimbursement for its reasonable out-of-pocket expenses for any services attributable to the duties and responsibilities described in this Section.
(b)    Duties of the Administrative Committee. Within a reasonable time after the commencement of a tender offer, the Administrative Committee shall cause the Trustee to provide to each Participant or Beneficiary, as the case may be:
(1)    the offer to purchase as distributed by the offeror to the shareholders of the Company;
(2)    a statement of the number of shares of L3Harris Stock represented by the participating units in the L3Harris Stock Fund allocated to his or her Account; and
(3)    directions as to the means by which instructions with respect to the tender offer can be given.
The Administrative Committee shall establish, and the Company shall pay for, a means by which instructions with respect to a tender offer expeditiously can be delivered to the

Trustee. The Administrative Committee at its election may engage an agent to receive such instructions and transmit them to the Trustee. All such individual instructions shall be confidential and shall not be disclosed to any person, including any Employer.
For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Trustee shall treat as having been sold or exchanged from each of the Accounts of Participants (and Beneficiaries) who provided timely directions to the Trustee under this Section to tender that number of shares of L3Harris Stock represented by participating units in the L3Harris Stock Fund subject to such directions and the proceeds of such sale or exchange shall be allocated accordingly. Any cash proceeds from the sale or exchange of shares of L3Harris Stock in the L3Harris Stock Fund shall be invested in a commingled fund maintained by the Trustee designated to hold such amounts, and any securities or other property received as a result of such a sale or exchange shall be held by the Trustee, in each case pending investment instructions from the Participants (and Beneficiaries) or the Investment Committee, as the case may be.
(c)    Duties of the Trustee. The Trustee shall follow the instructions of the Participants (and Beneficiaries) with respect to the tender offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept instructions of Participants (or Beneficiaries).
ARTICLE 13

ADMINISTRATION
Section 13.1.    The Administrative Committee
(a) The most senior human resources officer of the Company shall appoint at least two members to the Administrative Committee. The Administrative Committee shall be the

“administrator” of the Plan within the meaning of such term as used in ERISA and shall be responsible for the administration of the Plan. The most senior human resources officer of the Company shall have the right at any time, with or without cause, to remove any member of the Administrative Committee. In addition, any member of the Administrative Committee at any time may resign by giving at least fifteen (15) days’ advance written notice to the most senior human resources officer of the Company (or such shorter period of advance written notice acceptable to the most senior human resources officer of the Company). An Employee who serves on the Administrative Committee shall be deemed to have resigned from such committee upon the termination of the Employee’s employment with the Company and its Affiliates, effective as of the date of the termination of employment. Upon the removal or resignation of any member of the Administrative Committee, or the failure or inability for any reason of any member of the Administrative Committee to act hereunder, the most senior human resources officer of the Company shall appoint a successor member of the Administrative Committee if such removal, resignation, failure or inability causes the Administrative Committee to have fewer than two members. Any successor member of the Administrative Committee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor.
(b)    Any member of the Administrative Committee may, but need not, be an employee, director, officer or shareholder of an Employer and such status shall not disqualify him or her from taking any action hereunder or render him or her accountable for any distribution or other material advantage received by such member under the Plan, provided that no member of the Administrative Committee who is a Participant shall take part in any action of the Administrative Committee or any matter involving solely his or her rights under the Plan.

(c)    Promptly after the appointment of the members of the Administrative Committee and promptly after the appointment of any successor member of the Administrative Committee, the Trustee shall be notified in writing as to the names of the persons so appointed as members or successor members.
(d)    The Administrative Committee shall have the duty and authority to interpret and construe, in its sole discretion, the terms of the Plan in all respects, including, but not limited to, all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time and amount of payment of any distribution under the Plan. Each Employer shall, from time to time, upon request of the Administrative Committee, furnish to the Administrative Committee such data and information as the Administrative Committee shall require in the performance of its duties. All determinations and actions of the Administrative Committee shall be conclusive and binding upon all affected parties, except that the Administrative Committee may revoke or modify a determination or action that it determines to have been in error. Benefits will be paid under the Plan only if the Administrative Committee decides in its sole discretion that the applicant is entitled to the benefits.
(e)    The Administrative Committee shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 9 or an Appendix hereto.
(f)    The Administrative Committee may act at a meeting by the vote of a majority of a quorum of its members or without a meeting by the unanimous written consent of its members. The Administrative Committee shall keep records of all of its meetings and forward all necessary communications to the Trustee. The Administrative Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.
(g)    The members of the Administrative Committee shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to the Participants and Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
(h)    The members of the Administrative Committee shall not receive any compensation or fee for services as members of the Administrative Committee.
Section 13.2.    Named Fiduciaries
The Investment Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan and its management of the assets of the Plan. The Administrative Committee shall be a “named fiduciary” of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan and the exercise of its administrative duties set forth in the Plan that are fiduciary acts. Each fiduciary has only those duties and responsibilities specifically assigned to such fiduciary under the Plan.
Section 13.3.    Allocation and Delegation of Responsibilities
Each of the Administrative Committee and the Investment Committee may allocate its responsibilities among its members and may designate any person, partnership,

corporation or another committee to carry out any of its responsibilities with respect to the Plan (in each case irrespective of whether such responsibilities are fiduciary or settlor in nature).
Section 13.4.    Professional and Other Services
The Company may employ counsel (who may be counsel for an Employer) to advise the Administrative Committee and the Investment Committee and their agents and may arrange for clerical and other services as the Administrative Committee and the Investment Committee and their agents may require in carrying out their duties hereunder.
Section 13.5.    Indemnification and Expense Reimbursement
To the fullest extent permitted by law, the Employers hereby jointly and severally indemnify the members of the Administrative Committee and the members of the Investment Committee from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful or gross misconduct or criminal acts. The Employers shall reimburse the members of each of the Administrative Committee and Investment Committee for any necessary expenditures incurred in the discharge of their duties hereunder.
Section 13.6.    Claims Procedure
If any Participant, distributee or other person believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received, he or she (or his or her duly authorized representative) may file a claim with the Administrative Committee. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed and the address of the claimant. The Administrative Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim give written or electronic notice to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 90-day period and in no event shall such an extension exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a decision. The notice of the decision of the Administrative Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, shall set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure (including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following the final denial of a claim).
The claimant (or his or her duly authorized representative) may request a review of the denial by filing with the Administrative Committee a written request for such review within 60 days after notice of the denial has been received by the claimant. Within the same 60-day period, the claimant may submit to the Administrative Committee written comments, documents, records and other information relating to the claim. Upon request and free of charge, the claimant also may have reasonable access to, and copies of, documents, records and other information relevant to the claim. If a request for review is so filed, review of the denial shall be made by the Administrative Committee and the claimant shall be given written or electronic notice of the Administrative Committee’s final decision within, unless special circumstances require an extension of time, 60 days after receipt of such request. If special circumstances require an extension of time, the claimant shall be so advised in writing or by electronic means within the initial 60-day period and in no event shall such an extension exceed 60 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative Committee expects to render a decision. If the appeal of the claim is wholly or partially denied, the notice of the Administrative Committee’s final decision shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and a statement that the claimant is entitled, upon request and free of charge, to reasonable access to, and copies of, all relevant documents, records and information. The notice shall be written in a manner calculated to be understood by the claimant and shall notify the claimant of (i) his or her right to bring a civil action under section 502(a) of ERISA and (ii) the limitations period for actions under the Plan as set forth in Section 15.6.
In making determinations regarding claims for benefits, the Administrative Committee shall consider all of the relevant facts and circumstances, including, without limitation, governing plan documents, consistent application of Plan provisions with respect to similarly situated claimants and any comments, documents, records and other information with respect to the claim submitted by the claimant (the “Claimant’s Submissions”). The Claimant’s Submissions shall be considered by the Administrative Committee without regard to whether the Claimant’s Submissions were submitted or considered by the Administrative Committee in the initial benefit determination. In no event shall a Participant, distribute or other person be entitled to challenge a decision of the Administrative Committee in court or in any administrative proceeding unless and until the claims procedures set forth in this Section 13.6 have been complied with and exhausted.
Section 13.7.    Notices to Participants

All notices, reports and statements given, made, delivered or transmitted to a Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made, delivered or transmitted when provided via such written or other means as may be permitted by applicable Regulations. A Participant, distributee or other person entitled to or claiming benefits under the Plan is obligated to keep the Administrative Committee informed as to his or her current address at all times.
Section 13.8.    Notices to Administrative Committee or Employers
Written directions and notices and other written or electronic communications from Participants, distributees or other persons entitled to or claiming benefits under the Plan to the Administrative Committee or the Employers shall be deemed to have been duly given, made, delivered or transmitted when given, made, delivered or transmitted in the manner and to the location prescribed by the Administrative Committee or the Employers for the giving of such directions, notices and other communications.
Section 13.9.    Electronic Media
Notwithstanding any provision of the Plan to the contrary, the use of electronic technologies shall be deemed to satisfy any written notice, consent, delivery, signature or disclosure requirement under the Plan, the Code or ERISA to the extent permitted by the Administrative Committee and permissible under and consistent with applicable law and regulations.
Section 13.10.    Records
The Administrative Committee shall keep a record of all of its proceedings with respect to the Plan and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

Section 13.11.    Reports of Trustee and Accounting to Participants
The Administrative Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and, at least once each calendar quarter, each Participant (or, in the event of the death of a Participant, each Beneficiary) shall be provided or have available a written or electronic benefit statement indicating the balance credited to any Account for such individual. Any Participant or Beneficiary claiming that an error has been made with respect to such balance shall notify the Administrative Committee in writing within ninety (90) days following the delivery of such benefit statement. If no notice of error timely is provided, the benefit statement shall be presumed to be correct.
Section 13.12.    Limitations on Investments and Transactions/Conversions
Notwithstanding any provision of the Plan to the contrary:
(a)    The Administrative Committee, in its sole and absolute discretion, may temporarily suspend, limit or restrict, in whole or in part, certain Plan transactions, including without limitation, the right to change or suspend contributions and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeeper, change in investment funds, Plan merger or spinoff or other appropriate event.
(b)    The Administrative Committee, in its sole and absolute discretion, may temporarily suspend, limit or restrict, in whole or in part, Plan transactions dealing with investments, including without limitation, the right to change investment elections or reallocate Account balances in the event of any conversion, change in recordkeeper, change in investment funds, Plan merger or spinoff or other appropriate event.

(c)    In the event of a conversion, change in recordkeeper, change in investment funds, Plan merger or spinoff or other appropriate event, the Administrative Committee, in its sole and absolute discretion, may decide to map investments from a Participant’s prior investment fund elections to the then available investment funds under the Plan. In the event that investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the investment funds (in accordance with Article 8 and any relevant rules and procedures adopted for this purpose) after the suspension period (if any) is lifted.
(d)    Notwithstanding any provision of the Plan to the contrary, the investment funds shall be subject to, and governed by, (1) all applicable legal rules and restrictions, (2) the rules specified by the investment fund providers in the fund prospectus(es) or other governing documents thereof and/or (3) any rules or procedures adopted by the Administrative Committee governing the transfers of assets into or out of such funds. Such rules, procedures and restrictions in certain cases may limit the ability of a Participant to make transfers into or out of a particular investment fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Plan may decline to implement any investment election or instruction where it deems appropriate.
ARTICLE 14
PARTICIPATION BY EMPLOYERS
Section 14.1.    Adoption of Plan
With the consent of the Administrative Committee, any entity may become an Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan and Trust into effect with respect to such entity, as prescribed by the Administrative Committee. The powers and control of the Company, as provided in the Plan and the trust agreement, shall not be diminished by reason of participation of any such adopting entity in the Plan.
Section 14.2.    Withdrawal from Participation
An Employer may withdraw from participation in the Plan at any time by filing with the Administrative Committee a duly certified copy of a written instrument duly adopted by the Employer to that effect and giving notice of its intended withdrawal to the Administrative Committee, the Company and the Trustee prior to the effective date of withdrawal.
Section 14.3.    Company, Administrative Committee and Investment Committee as Agents for Employers
Each entity which becomes an Employer pursuant to Section 14.1 or Section 14.4 by so doing shall be deemed to have appointed the Company, the Administrative Committee and the Investment Committee as its agents to exercise on its behalf all of the powers and authorities conferred upon the Company, the Administrative Committee and the Investment Committee by the terms of the Plan. The authority of the Company, the Administrative Committee or the Investment Committee to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate Trust Fund as provided in Section 17.2.
Section 14.4.    Continuance by a Successor
In the event that an Employer other than the Company is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity other than an Employer succeeds to all or substantially all of such Employer’s business, such successor entity may, with the consent of the Administrative Committee, be substituted for such Employer under the Plan by adopting the Plan. Contributions by such Employer automatically shall be suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to adopt the Plan or the Administrative Committee fails to consent to such adoption, or an Employer adopts a plan of complete liquidation other than in connection with a reorganization, such Employer’s participation in the Plan automatically shall be permanently terminated as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be.
If such successor entity is substituted for an Employer as described above, then, for all purposes of the Plan, employment of each Employee with such Employer, including service with and compensation paid by such Employer, shall be considered to be employment with such successor entity.
ARTICLE 15

MISCELLANEOUS
Section 15.1.    Expenses
All costs and expenses of administering the Plan and the Trust, including the expenses of the Company, the Administrative Committee and the Investment Committee, the fees of counsel and of any agents for the Company or such committees, investment advisory, recordkeeping and audit fees, the fees and expenses of the Trustee, the fees of counsel for the

Trustee and other administrative expenses, shall be paid under the direction of the Administrative Committee from the Trust Fund to the extent such expenses are not paid by the Employers. The Administrative Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense that is to be borne by each Employer or the manner in which such expense is to be allocated among Accounts. An Employer may seek reimbursement from the Trust Fund of any expense paid by such Employer that the Administrative Committee determines is properly payable from the Trust Fund.
Section 15.2.    Non-Assignability
(a)    In General. No right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and any attempt to do so shall be void, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any Spouse, except as provided below.
(b)    Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant’s Account under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders (as defined in section 414(p) of the Code), such Account or portion thereof shall be paid to the person, at the time and in the manner specified in any such order. The Administrative Committee shall adopt rules and procedures, in accordance with section 414(p) of the Code, relating to its (i) review of any domestic relations order for purposes of determining whether the order is a qualified domestic relations order and (ii) administration of a qualified domestic relations order. A domestic relations order shall not fail to constitute a qualified domestic relations order solely because such order provides for distribution to an alternate payee of the benefit assigned to the alternate payee under the Plan prior to the applicable Participant’s earliest retirement age (as defined in section 414(p) of the Code) under the Plan.
(c)    Other Exception. Notwithstanding any provision of the Plan to the contrary, if a Participant is ordered or required to pay an amount to the Plan pursuant to (i) a judgment in a criminal action, (ii) a civil judgment in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA or (iii) a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, the Participant’s Account under the Plan may, to the extent permitted by law, be offset by such amount.
Section 15.3.    Employment Non-Contractual
The Plan confers no right upon an Employee to continue in employment.
Section 15.4.    Merger or Consolidation with Another Plan; Transfer Contributions; Transferred Employees; Divestitures
(a)    The Administrative Committee shall have the right to merge or consolidate all or a portion of the Plan with, or transfer all or part of the assets or liabilities of the Plan to, any other plan; provided, however, that the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation or transfer.
(b)    Amounts transferred to the Plan pursuant to Subsection (a) above (“Transfer Contributions”) and participation in the Plan by Employees who become eligible for the Plan in anticipation or at the time of a plan merger, consolidation or transfer or in connection with a business acquisition by an Employer (“Transferred Employees”) shall be subject to all terms and conditions of the Plan as in effect from time to time, except to the extent provided on Schedule A or an Appendix to the Plan which may contain additional terms and conditions governing the application of the Plan to the Transfer Contributions and Transferred Employees. The terms of Schedule A and the Appendices hereby are incorporated and made part of the Plan and, in the event of any inconsistency between the terms of the Plan and the terms of Schedule A or an Appendix, Schedule A or the Appendix, as applicable, shall control with respect to the Transfer Contributions and Transferred Employees covered by the Schedule or Appendix; provided, however, that if such inconsistency results from changes made in the provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control.
(c)    The Accounts of Employees who will cease to participate in the Plan as a result of a divestiture or similar corporate transaction (such Accounts, “Divestiture Accounts”, and such Employees, “Divestiture Participants”) shall be subject to all terms and conditions of the Plan as in effect from time to time, except to the extent provided on Schedule B to the Plan which may contain additional terms and conditions governing the application of the Plan to the Divestiture Accounts and Divestiture Participants. The terms of Schedule B hereby are incorporated and made part of the Plan and, in the event of any inconsistency between the terms of the Plan and the terms of Schedule B, Schedule B shall control with respect to the Divestiture

Accounts and Divestiture Participants covered by the Schedule; provided, however, that if such inconsistency results from changes made in the provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control.
Section 15.5.    Gender and Plurals
Wherever used in the Plan, words in the masculine gender shall include the masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.
Section 15.6.    Statute of Limitations for Actions under the Plan
Except for actions to which the statute of limitations prescribed by section 413 of ERISA applies, (a) no legal or equitable action relating to a claim under section 502 of ERISA may be commenced later than one (1) year after the claimant receives a final decision from the Administrative Committee in response to the claimant’s request for review of an adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two (2) years after the date the person bringing the action knew, or had reason to know, of the circumstances giving rise to the action. This provision shall not bar the Plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.
Section 15.7.    Applicable Law
The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to principles of conflicts of law) to the extent such laws have not been preempted by applicable federal law. Venue for any action arising under the Plan shall be in Brevard County, Florida.

Section 15.8.    Severability
If any provision of the Plan is held illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.
Section 15.9.    No Guarantee
None of the Company, the Employers, the Administrative Committee, the Investment Committee or the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any benefit that may be or become due to any person from the Trust Fund. Nothing in the Plan shall be deemed to give any Participant, distributee or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits from the Trust Fund in accordance with the provisions of the Plan and the trust agreement.
Section 15.10.    Plan Voluntary
Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the contributions hereunder are not and shall not be regarded as contractual obligations of the Employers.
Section 15.11.    Legal Fees
Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to: (a) administrative proceedings under the Plan; (b) unsuccessful claims brought by a Participant or any other person; or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk, nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant or any other person against the Plan, the Administrative Committee, the Investment Committee, any Plan fiduciary, any Employer or their respective affiliates or their or their affiliates’ respective officers, directors, trustees, employees, or agents (collectively, the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.
ARTICLE 16

TOP-HEAVY PLAN REQUIREMENTS
Section 16.1.    Top-Heavy Plan Determination
If as of the determination date (as hereinafter defined) for any Plan Year the aggregate of (a) the account balances under the Plan and all other defined contribution plans in the aggregation group (as hereinafter defined) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all participants in such plans who are key employees (as hereinafter defined) for such Plan Year exceeds 60% of the aggregate of the account balances and the present value of accrued benefits of all participants in such plans as of the determination date, then the Plan shall be a “top-heavy plan” for such Plan Year, and the requirements of Section 16.3 shall be applicable for such Plan Year as of the first day thereof. If the Plan is a top-heavy plan for any Plan Year and is not a top-heavy plan for any subsequent Plan Year, the requirements of Section 16.3 shall not be applicable for such subsequent Plan Year.
Section 16.2.    Definitions and Special Rules
.

(a)    Definitions. For purposes of this Article 16, the following definitions shall apply:
(1)    Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined that coincides with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.
(2)    Aggregation Group. The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a participant, (b) each other plan that enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group.
(3)    Key Employee. Key employee shall have the meaning set forth in section 416(i) of the Code.
(4)    Compensation. Compensation shall have the meaning set forth in Treasury Regulation section 1.415(c)-2(d)(4). Compensation for this purpose shall not include any amount excludable under Treasury Regulation section 1.415(c)-2(g)(5)(ii).

(b)    Special Rules. For the purpose of determining the account balance or accrued benefit of a participant, (i) the account balance or accrued benefit of any person who has not performed services for an Employer at any time during the one-year period ending on the determination date shall not be taken into account pursuant to this Section, and (ii) any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the one-year period ending on the determination date shall be treated as a participant in such plan, and any such distribution shall be included in such participant’s account balance or accrued benefit, as the case may be; provided, however, that in the case of a distribution made for a reason other than a person’s severance from employment, death or disability, clause (ii) of this Section 16.2(b) shall be applied by substituting “five-year period” for “one-year period.”
Section 16.3.    Minimum Contribution for Top-Heavy Years
Notwithstanding any provision of the Plan to the contrary, for any Plan Year for which the Plan is a top-heavy plan, a minimum contribution shall be made on behalf of each Participant (other than a key employee) who is an Employee on the last day of the Plan Year in an amount equal to the lesser of (i) 3% of such Participant’s compensation during such Plan Year and (ii) the highest percentage at which Employer contributions (including pre-tax contributions) are made on behalf of any key employee for such Plan Year. If during any Plan Year for which this Section 16.3 is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section 16.3 shall be 5%. The percentage referred to in clause (ii) of the first sentence of this Section 16.3 shall be obtained by dividing the aggregate of Employer contributions made pursuant to Article 4 or any Appendix hereto and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee’s compensation for the Plan Year. Notwithstanding the foregoing, the minimum contribution described in this Section 16.3 for any Plan Year for which the Plan is a top-heavy plan shall not be made under this Plan with respect to any Participant who receives a minimum contribution or minimum benefit for purposes of section 416(c) of the Code under another plan maintained by an Employer or Affiliate.
ARTICLE 17

AMENDMENT, ESTABLISHMENT OF
SEPARATE PLAN, PLAN TERMINATION AND CHANGE IN CONTROL
Section 17.1.    Amendment
The Administrative Committee may, at any time and from time to time, amend or modify the Plan. Any such amendment or modification shall be in writing, shall become effective as of such date determined by the Administrative Committee, including retroactively to the extent permitted by law, and may apply to Participants in the Plan at the time thereof as well as to future Participants.
Section 17.2.    Establishment of Separate Plan
If an Employer withdraws from the Plan pursuant to Section 14.2, then the Administrative Committee shall determine the portion of each of the funds of the Trust Fund that is applicable to the Participants of such Employer and their Beneficiaries and direct the Trustee to segregate such portions in a separate trust. Such separate trust thereafter shall be held and administered as a part of the separate plan of such Employer. The portion of a fund of the Trust Fund applicable to the Participants (and Beneficiaries) of a particular Employer shall be an amount that bears the same ratio to the value of such fund as the total value of the fund accounts of Participants (and Beneficiaries) of such Employer bears to the total value of the fund accounts of all Participants (and Beneficiaries).
Section 17.3.    Termination
The Company at any time may terminate the Plan by action of the chief human resources officer of the Company. An Employer at any time may terminate its participation in the Plan by resolution of its board of directors. In the event of any such termination, or in the event of the partial termination of the Plan with respect to a group of Participants, the Accounts of Participants with respect to whom the Plan is terminated shall become fully vested and thereafter shall not be subject to forfeiture. In the event that an Employer terminates its participation in the Plan, the Administrative Committee shall determine, in the manner provided in Section 17.2, the portion of each of the funds of the Trust Fund that is applicable to the Participants of such Employer and their Beneficiaries and direct the Trustee to distribute such portions to such Participants and Beneficiaries ratably in proportion to the balances of their respective Accounts.
A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer’s participation in the Plan for purposes of this Section.
Section 17.4.    Change in Control
(a) Effect. Notwithstanding any provision of the Plan to the contrary, during the period commencing on the date of a Change in Control and ending at the close of business on the last day of the Plan Year during which the Change in Control occurs (the “Restriction Period”), the Plan may not be terminated, and the Plan may not be amended to:

(1)    revise the definition of Eligible Employee such that fewer Employees are eligible to participate in the Plan, lengthen the service requirement for participation in the Plan, create an age requirement or entry dates for participation in the Plan or otherwise reduce coverage under the Plan;
(2)    reduce the amount of pre-tax contributions, designated Roth contributions or after-tax contributions that a Participant is permitted to make under the Plan; or
(3)    reduce the amount of matching contributions, fringe contributions or other employer contributions required to be made under the Plan.
(b)    Miscellaneous. Any person who was an Eligible Employee on the day immediately preceding a Change in Control shall be deemed to be an Eligible Employee during the Restriction Period so long as the person is employed by a member of a “controlled group of corporations” which includes, or by a trade or business that is under common control with (as those terms are defined in sections 414(b) and (c) of the Code), the Company, any corporation which is the survivor of any merger or consolidation to which the Company was a party, or any corporation into which the Company has been liquidated.
Section 17.5.    Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries
Subject only to the provisions of Article 6 and Sections 15.2(b) and (c), and any other provision of the Plan to the contrary notwithstanding, no part of the Trust Fund (or if the Trust is a master trust, no part of the Trust Fund with respect to the Plan) shall be used for or diverted to any purpose not for the exclusive benefit of the Participants and their Beneficiaries, either by operation or termination of the Plan, power of amendment or other means.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent this ___________ day of December, 2020.

L3HARRIS TECHNOLOGIES, INC.
By:
Title:

Schedule A
Special Rules Applying to Transfer Contributions and Transferred Employees
This Schedule A sets forth special rules applying to Transfer Contributions and Transferred Employees (each as defined in Section 15.4 of the Plan). Each of the provisions of the Plan shall be fully applicable to the Transfer Contributions and Transferred Employees, to the extent that such provisions are not inconsistent with this Schedule A. All capitalized terms used in this Schedule A and not otherwise defined herein shall have the meanings assigned to them by the Plan.
1.    Encoda Systems, Inc. Profit Sharing Plan and Trust
    (a)    In General. Effective March 31, 2005, the Encoda Systems, Inc. Profit Sharing Plan and Trust (the “Encoda Plan”) was merged with and into the Plan. The portion of a Participant’s Account attributable to Transfer Contributions from the Encoda Plan shall be designated herein as the “Encoda Plan Account”.
    (b)    Vesting. A Participant’s Encoda Plan Account shall be 100% vested and nonforfeitable.
    (c)    Age 70 ½ Distributions. A Participant who continues employment after attaining age 70½ will be entitled to elect to commence distribution of his Encoda Plan Account no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½ even if such Participant remains employed. Distributions under this paragraph will be made in accordance with Section 9.1(c) (age 59½ withdrawals) or Section 9.3(d) (age 70½ minimum distributions), as elected by the Participant.
2.    Harris Broadcast Communications Division 401(k) Plan
    (a)    In General. The Company, Leitch Incorporated (“Leitch”), Optimal Solutions, Inc. (“OSI”) and Viewbridge, Inc. (“Viewbridge”) formerly participated in the Harris Broadcast Communications Division 401(k) Plan (the “Broadcast Plan”), which plan was frozen as to new contributions and new participants effective June 30, 2007. Effective as of June 30, 2007, Leitch and OSI were liquidated into the Company. Effective July 1, 2007, Viewbridge became an Employer under the Plan. The Broadcast Plan shall be merged with and into the Plan, effective September 30, 2007.
    (b)    Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to former participants in the Broadcast Plan who become eligible to participate in the Plan effective July 1, 2007.
    (c)    Vesting. Former participants in the Broadcast Plan who were hired by Leitch, OSI or Videotek, Inc. prior to January 1, 2006 shall be 100% vested in their Accounts under the Plan.

    (d)    In-Service Withdrawal of Certain Profit Sharing Contributions. A former participant in the Videotek, Inc. 401(k) Plan, which plan was merged into the Broadcast Plan effective June 30, 2006 (the “Videotek Plan”) who has completed at least 10 Years of Service may elect an in-service withdrawal of an amount not to exceed 50% of the portion of his or her Account attributable to employer non-elective discretionary profit sharing contributions made to the Videotek Plan. Notwithstanding any provision of the Plan to the contrary, for this purpose, a “Year of Service” is a Plan Year during which the Participant is credited with at least 1,000 Hours of Service.
    (e)    Service. Service shall be credited for purposes of the Plan with Aastra Digital Video and Aastra Telecom U.S., Inc. (in the latter case, provided that the Participant commenced employment by the Company in connection with the acquisition by the Company of the assets of Aastra Telecom U.S., Inc.).
3.    Harris Technical Services Corporation 401(k) Plan
    (a)    In General. Harris Technical Services Corporation (“HTSC”) maintained the Harris Technical Services Corporation 401(k) Plan (the “HTSC Plan”) on behalf of its Harris Enterprise Services business unit (business unit 00211) (the “HES Business Unit”). The HTSC Plan was frozen as to new contributions and new participants, effective July 31, 2007, and HTSC adopted the Plan on behalf of its HES Business Unit, effective August 1, 2007. The HTSC Plan was merged with and into the Plan, effective October 31, 2007.
    (b)    Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to former participants in the HTSC Plan who become eligible to participate in the Plan effective August 1, 2007 (or such later date determined by the Administrative Committee).
    (c)    Match Eligibility. Former participants in the HTSC Plan who become eligible to participate in the Plan effective August 1, 2007 (or such later date determined by the Administrative Committee) shall be eligible to receive a matching contribution pursuant to Section 4.2 of the Plan, irrespective of whether such participants have completed the service requirement thereunder.
    (d)    Service. Service with “Resource Consultants, Inc. USPS MTSC (effective March 1, 2004)” shall be credited for purposes of the Plan.
4.    Multimax, Inc. 401(k) Retirement Savings Plan
    (a)    In General. Multimax Incorporated (“Multimax”) formerly sponsored the Multimax, Inc. 401(k) Retirement Savings Plan (the “Multimax Plan”), which plan was frozen as to new participants and new contributions effective September 7, 2007. Effective September 8, 2007, Multimax became an Employer under this Plan. The Multimax Plan shall be merged with and into this Plan effective December 31, 2007.

    (b)    Match Eligibility. Participants who were employed by Multimax on September 7, 2007 shall be eligible to receive a matching contribution pursuant to Section 4.2 of the Plan effective as of the first day of the calendar month coinciding with or following 30 days of employment with Multimax or any Affiliate thereof.
    (c)    Vesting. The Profit Sharing Accounts of Participants who were employed by Multimax on September 7, 2007 shall be 100% vested and nonforfeitable. The vested and nonforfeitable percentage of the Matching Accounts of Participants who were employed by Multimax on September 7, 2007 shall be determined as follows by reference to a Participant’s Years of Service as of the date of the Participant’s termination of employment:
        Years of Service            Percentage
        Less than 1                 0%
        At least 1 but less than 2         33%
        At least 2 but less than 3         66%
        3 or more                 100%
    (d)    Service. Service with “Legacy Multimax Inc.” shall be credited for purposes of the Plan.
5.    Crucial Security, Inc. 401(k) Plan
Crucial Security, Inc. (“Crucial”) maintained the Crucial Security, Inc. 401(k) Plan (the “Crucial Plan”), which plan was frozen as to new participants and new contributions effective April 15, 2009. Effective April 16, 2009, Crucial became an Employer under this Plan. The Crucial Plan was merged with and into this Plan effective August 28, 2009.
6.    Patriot Technologies, LLC 401(k) Plan
(a) In General. Harris Patriot Healthcare Solutions, LLC (“Harris Patriot”) maintained the Patriot Technologies, LLC 401(k) Plan (the “Patriot Plan”), which plan was frozen as to new participants and new contributions effective November 30, 2009. Effective December 1, 2009, Harris Patriot became an Employer under this Plan. The Patriot Plan was merged with and into this Plan effective June 16, 2010.
(b) Service. For purposes of the Plan, service with Global Technologies Group, Inc. shall be credited to former participants in the Patriot Plan.
7.    CapRock Communications, Inc. 401(k) Plan
(a) In General. CapRock Communications, Inc. (“CapRock”) maintained the CapRock Communications, Inc. 401(k) Plan (the “CapRock Plan”), which plan was frozen as to new participants and new contributions effective September 30, 2010. Effective October 1, 2010,

CapRock and its subsidiaries (including without limitation, CapRock Government Solutions, Inc.) became Employers under this Plan. The CapRock Plan was merged with and into this Plan effective as of December 31, 2010.
(b) Service. For purposes of the Plan, service with McLeod USA and Arrowhead Global Solutions, Inc. shall be credited to former participants in the Caprock Plan.
(c) Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to former participants in the CapRock Plan who become eligible to participate in the Plan effective October 1, 2010.
8.    ADP TotalSource Retirement Savings Plan
(a) In General. Prior to April 4, 2011, Carefx Corporation (“Carefx”) participated in the ADP TotalSource Retirement Savings Plan, a multiple employer defined contribution plan sponsored by ADP TotalSource, Inc. (the “ADP Plan”). Effective as of April 4, 2011, Carefx became an Employer under this Plan. The assets and liabilities of the ADP Plan attributable to the employees and former employees of Carefx were transferred to this Plan in a trust-to-trust transfer effective as of September 1, 2011.
(b) Vesting. Notwithstanding any other provision in this Plan, former participants in the ADP Plan whose accounts under such plan were transferred to this Plan in a trust-to-trust transfer effective as of September 1, 2011 (“Former ADP Plan Participants”) shall be 100% vested in their Matching Accounts under this Plan.
(c) Military Leave Withdrawals. In the case of a military leave withdrawal pursuant to Section 9.1(e) of this Plan, a Former ADP Plan Participant shall be permitted to withdraw not only all or any portion of his or her Pre-Tax Account and Designated Roth Account, but also all or any portion of his or her Account attributable to matching contributions. Except as otherwise set forth in this item (c), any such withdrawal shall be subject to the terms and conditions of Section 9.1(e).
9.    Exelis Retirement Savings Plan
    (a)    In General. Exelis Inc. (“Exelis”) maintained the Exelis Retirement Savings Plan, which plan was merged with and into this Plan effective December 31, 2015. Effective January 1, 2016, Exelis and certain subsidiaries of Exelis became Employers under this Plan.
10.    Former Employees of Tait Communications
    (a)    In General. Effective on or around August 15, 2016, certain former employees of Tait Communications (the “Former Tait Employees”) became employed by the Company and its affiliates as a result of an agreement between the Company and Tait Communications pursuant to which the Company became the exclusive distributor in North America for certain products co-branded by the Company and Tait Communications.

(b)    Service. Service with Tait Communications shall be credited for purposes of the Plan with respect to the Former Tait Employees.

11.    L3 Technologies Master Savings Plan
(a)    In General. L3 Technologies, Inc. (“L3”) maintained the L3 Technologies Master Savings Plan (the “L3 Plan”), which plan was merged with and into this Plan effective December 31, 2019. Effective January 1, 2020, L3 and certain subsidiaries of L3 became Employers under this Plan.
    (b)    Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to employees of L3 and its subsidiaries who became eligible to participate in the Plan effective January 1, 2020 as a result of the plan merger.
    (c)    Match Eligibility. A former participant in the L3 Plan (an “L3 Participant”) eligible to receive matching contributions under the L3 Plan as of December 31, 2019 shall be eligible to receive matching contributions pursuant to Section 4.2 of the Plan, regardless of whether he or she has been credited with one Year of Service.
(d)    Vesting. If an L3 Participant’s employment with all Employers and Affiliates terminates under circumstances other than those set forth in Section 9.2(a), then the L3 Participant shall be entitled to receive the portion of his or her Account attributable to his or her Employer Contribution Account under the L3 Plan (the “L3 Employer Account”) in accordance with the vesting schedule(s) under the L3 Plan in effect on December 31, 2019 applicable to the L3 Employer Account, considering the L3 Participant’s Years of Service as of the date of the L3 Participant’s termination of employment.
In addition, the portion of an L3 Participant’s Account attributable to matching contributions under the L3 Plan made on behalf of an hourly employee of the Ocean Systems Division pursuant to Appendix 20 (the “Ocean Systems Hourly Account”) shall be fully vested upon the L3 Participant’s (i) Disability or (ii) termination of employment by reason of retirement (including early retirement) under the terms of the L3Harris Ocean Systems Pension Plan for Hourly Employees or by reason of a manpower reduction or reorganization by the Employer.
(e)    In-Service Withdrawal of Vested L3 Employer Account. An L3 Participant who has attained age 55 may withdraw all or any part of the portion of his or her Account attributable to his or her L3 Employer Account, to the extent vested at the time of withdrawal. Such payment shall be in the form of a lump sum. For the avoidance of doubt, the L3 Employer Account for this purpose shall not include any amount attributable to participation in a money purchase pension plan.
(f)    In-Service Withdrawal of Ocean Systems Hourly Account. An L3 Participant who has been credited with five Years of Service may withdraw all or any part of the portion of his or her Account attributable to his or her Ocean Systems Hourly Account, to the extent vested at the time of withdrawal. Such payment shall be in the form of a lump sum.
(g)    Resumption of Contributions following Hardship Suspension. The contribution suspension for any L3 Participant whose contributions under the L3 Plan were suspended due to the Participant’s hardship withdrawal prior to January 1, 2020 shall cease to apply, effective January 1, 2020 (or as soon as practicable thereafter). Following the end of such suspension, contributions to the Plan by the Participant shall not resume until the Participant has affirmatively elected, in the manner prescribed by the Administrative Committee, to resume contributing to the Plan.
(h)    Beneficiary. Any designation of a beneficiary under the L3 Plan in effect at the time of the merger of the L3 Plan into this Plan shall remain in full force and effect until modified by the L3 Participant in accordance with Plan procedures; provided, however, that in the event that at the time of such merger the L3 Participant had a more recent beneficiary designation under this Plan, that more recent beneficiary designation shall govern until modified by the L3 Participant in accordance with Plan procedures.
12.    Autonomous Surface Vehicles, LLC 401(k) Profit Sharing Plan
(a)    In General. Autonomous Surface Vehicles, LLC (“ASV”) maintained the Autonomous Surface Vehicles, LLC 401(k) Profit Sharing Plan (the “ASV Plan”), which plan was merged with and into this Plan effective December 31, 2019. Effective January 1, 2020, ASV and any subsidiary thereof became an Employer under this Plan.
    (b)    Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to employees of ASV or any subsidiary thereof who became eligible to participate in the Plan effective January 1, 2020 as result of the plan merger.
    (c)    Match Eligibility. A former participant in the ASV Plan (an “ASV Participant”) eligible to receive matching contributions under the ASV Plan as of December 31, 2019 shall be eligible to receive matching contributions pursuant to Section 4.2 of the Plan, regardless of whether he or she has been credited with one Year of Service.
(d)    Vesting. If an ASV Participant’s employment with all Employers and Affiliates terminates under circumstances other than those set forth in Section 9.2(a), then the ASV Participant shall be entitled to receive the portion of his or her Matching Account and Profit Sharing Account attributable to participation in the ASV Plan in accordance with the following vesting schedule, by reference to the ASV Participant’s Years of Service as of the date of the ASV Participant’s termination of employment:

Years of Service	Percentage
Less than 1	0%
At least 1 but less than 2	50%
2 or more	100%
    (e)    In-Service Withdrawal upon Disability. An ASV Participant may elect an in-service withdrawal of all or a portion of his or her Account upon or following his or her Disability. Withdrawal shall be in the form of a lump sum.
    (f)    Resumption of Contributions following Hardship Suspension. The contribution suspension for any ASV Participant whose contributions under the ASV Plan were suspended due to the Participant’s hardship withdrawal prior to January 1, 2020 shall cease to apply, effective January 1, 2020 (or as soon as practicable thereafter). Following the end of such suspension, contributions to the Plan by the Participant shall not resume until the Participant has affirmatively elected, in the manner prescribed by the Administrative Committee, to resume contributing to the Plan.
(g)    Beneficiary. Any designation of a beneficiary under the ASV Plan in effect at the time of the merger of the ASV Plan into this Plan shall be void and of no effect on and after January 1, 2020.
(h)    Service. For purposes of the Plan, service with C&C Technologies shall be credited to ASV Participants.

13.    Flight Data Services Inc. 401(k) Profit Sharing Plan and Trust

(a)    In General. Flight Data Services Inc. (“FDS”) maintains the Flight Data Services Inc. 401(k) Profit Sharing Plan and Trust (the “FDS Plan”), which plan will be merged with and into this Plan effective November 1, 2020. Effective April 16, 2020, FDS became an Employer under this Plan.
(b)    Automatic Enrollment. The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to Employees of FDS who became eligible to participate in the Plan effective April 16, 2020.
(c)    Match Eligibility. A former participant in the FDS Plan (an “FDS Participant”) eligible to receive matching contributions under the FDS Plan as of April 16, 2020 shall be eligible to receive matching contributions pursuant to Section 4.2 of the Plan, regardless of whether he or she has been credited with one Year of Service.
(d)    Vesting. The portion of an FDS Participant’s Matching Account and Profit Sharing Account attributable to participation in the FDS Plan shall be fully vested and nonforfeitable at all times.

(e)    Beneficiary. Any designation of a beneficiary under the FDS Plan in effect at the time of the merger of the FDS Plan into this Plan shall be void and of no effect on and after November 1, 2020.

SCHEDULE B
Special Rules Applying to Divestiture Accounts and Divestiture Participants
This Schedule B sets forth special rules applying to Divestiture Accounts and Divestiture Participants (each as defined in Section 15.4 of the Plan). Each of the provisions of the Plan shall be fully applicable to the Divestiture Accounts and Divestiture Participants, to the extent that such provisions are not inconsistent with this Schedule B. All capitalized terms used in this Schedule B and not otherwise defined herein shall have the meanings assigned to them by the Plan.
1.    Divestiture of the Broadcast Communications Division
(a) In General. The Company has entered into an Asset Sale Agreement with HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.) dated as of December 5, 2012 pursuant to which the Company will sell its Broadcast Communications Division (such agreement, as it may be amended from time to time, the “BCD Asset Sale Agreement”). The Employees who will cease to be employed by the Company as a result of such transaction shall be designated herein as “BCD Employees.”
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Initial Closing Date” (as such term is defined in the BCD Asset Sale Agreement), the BCD Employees shall be 100% vested in their Accounts under the Plan.
2.    Divestiture of the Healthcare Solutions Business Unit
(a) In General. The Company has entered into an Asset Sale Agreement with Nant Health, LLC dated as of June 16, 2015 pursuant to which the Company will sell its Healthcare Solutions Business Unit (such agreement, as it may be amended from time to time, the “HCS Asset Sale Agreement”). The Employees who will cease to be employed by the Company as a result of such transaction shall be designated herein as “HCS Employees.”
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the HCS Asset Sale Agreement), the HCS Employees shall be 100% vested in their Accounts under the Plan.
3.    Sale of Blue Falcon I Inc. (i.e., the Aerostructures Business of EDO LLC)
(a) In General. The Company has entered into a Stock Purchase Agreement with Blue Falcon I Inc. and Albany International Corp. dated as of February 27, 2016 pursuant to which the Company will sell the Aerostructures business of EDO LLC (such agreement, as it may be amended from time to time, the “Blue Falcon Purchase Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the Blue Falcon Purchase Agreement), the “Business

Employees” and the “Leave Employees” (as each such term is defined in the Blue Falcon Purchase Agreement) shall be 100% vested in their Accounts under the Plan.
4.    Divestiture of the Harris CapRock Communications Business
(a) In General. The Company has entered into a Sale Agreement with Speedcast International Limited dated as of November 1, 2016 pursuant to which the Company will sell the Harris CapRock Communications business to Speedcast International Limited (such agreement, as it may be amended from time to time, the “HCC Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Initial Closing Date” (as such term is defined in the HCC Sale Agreement), the “Transferred U.S. Employees” (as such term is defined in the HCC Sale Agreement) shall be 100% vested in their Accounts under the Plan.
5.    Divestiture of the Critical Networks Government Services Business
(a) In General. The Company has entered into a Sale Agreement with MHVC Acquisition Corp. dated as of January 26, 2017 pursuant to which the Company will sell to MHVC Acquisition Corp. a certain portion of the Company’s government services business operated within its Critical Networks segment (such agreement, as it may be amended from time to time, the “Magnolia Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the Magnolia Sale Agreement), the “Transferred U.S. Employees” (as such term is defined in the Magnolia Sale Agreement) shall be 100% vested in their Accounts under the Plan.
6.    Divestiture of the Night Vision Business
(a) In General. The Company has entered into an Asset Purchase Agreement with Elbit Systems Ltd. dated as of April 4, 2019 pursuant to which the Company will sell to Elbit Systems Ltd. its Night Vision business (such agreement, as it may be amended from time to time, the “Night Vision Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the Night Vision Sale Agreement), the “Transferred Employees” (as such term is defined in the Night Vision Sale Agreement) shall be 100% vested in their Accounts under the Plan.
7.    Divestiture of the Security and Automation Business
(a) In General. The Company has entered into a Sale Agreement with Leidos, Inc. dated as of February 3, 2020 pursuant to which the Company will sell to Leidos, Inc. a certain portion of the Company’s Security and Automation business, including the sale of the Company’s subsidiary, L3 Security and Detection Systems, Inc. (such agreement, as it may be amended from time to time, the “SDS Sale Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the SDS Sale Agreement), the “Continuing U.S. Employees” (as such term is defined in the SDS Sale Agreement) shall be 100% vested in their Accounts under the Plan.
8.    Divestiture of the EOTECH Business
(a) In General. The Company’s subsidiary, L3 Technologies, Inc., has entered into an Asset Purchase Agreement with Project Echo Holdings, LLC dated as of March 20, 2020 pursuant to which L3 Technologies, Inc. will sell to Project Echo Holdings, LLC certain assets related to L3 Technologies, Inc.’s handheld and tripod mounted electro-optical and applied optics solutions business operated through its EOTECH division and located in Ann Arbor, Michigan (such agreement, as it may be amended from time to time, the “EOTECH Asset Purchase Agreement”).
(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the EOTECH Asset Purchase Agreement), the “Transferred U.S. Employees” (as such term is defined in the EOTECH Asset Purchase Agreement) shall be 100% vested in their Accounts under the Plan.

SCHEDULE C
Special Rules Applying to the CARES Act
This Schedule C sets forth special rules under the Plan in relation to the coronavirus disease 2019. These special rules apply only for the limited durations specified below. All capitalized terms used in this Schedule C and not otherwise defined herein shall have the meanings assigned to them by the Plan.
A.    Definitions.
(i)    CARES Act. Coronavirus Aid, Relief, and Economic Security Act of 2020, as amended.
(ii)    CARES Act Distribution. A distribution from the Plan described in Section B of this Schedule C.
(iii)    CARES Act Loan. A loan from the Plan described in Section C of this Schedule C.
(iv)    COVID-19. The coronavirus disease 2019 or virus SARS-CoV-2.
(v)    Qualified Individual. A Participant, Beneficiary or alternate payee within the meaning of section 414(p) of the Code (solely for purposes of this “Qualified Individual” definition, collectively referenced as a “Participant”) who certifies in the manner required by the Administrative Committee that one or more of the following applies:
a.    The Participant is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act);
b.    The Participant’s Spouse or dependent (as defined in Code section 152) is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act);
c.    The Participant experienced adverse financial consequences because:
(i)    The Participant, the Participant’s Spouse or a member of the Participant’s household was quarantined, furloughed or laid off, or had work hours reduced, due to COVID-19;
(ii)    The Participant, the Participant’s Spouse or a member of the Participant’s household was unable to work due to a lack of childcare due to COVID-19;

(iii)    A business owned and operated by the Participant, the Participant’s Spouse or a member of the Participant’s household closed or reduced hours due to COVID-19; or
(iv)    The Participant, the Participant’s Spouse or a member of the Participant’s household had a reduction in pay (or self-employment income) due to COVID-19 or had a job offer rescinded, or start date for a job delayed, due to COVID-19.
A “member of the Participant’s household” is an individual who shares the Participant’s principal residence.

The Administrative Committee may rely on a Participant’s certification that one or more of conditions (i) through (iv) above apply, provided that the Administrative Committee does not have actual knowledge to the contrary.

B.    CARES Act Distributions. A Participant, Beneficiary or alternate payee within the meaning of section 414(p) of the Code who is a Qualified Individual (in the case of a Participant, regardless of whether the Participant remains employed or has separated from service from the Employers) may request one or more distributions of his or her vested Account, other than his or her Money Purchase Pension Account, to be made on or after April 9, 2020 and prior to December 31, 2020; provided, however, that the aggregate amount of such distributions received by such Qualified Individual during 2020 from all qualified retirement plans maintained by the Employers and Affiliates that shall be considered CARES Act Distributions shall not exceed $100,000. Notwithstanding the foregoing, in no event shall any amount described in Q&A-4 of Treasury Regulation section 1.402(c)-2 be considered a CARES Act Distribution for purposes of the Plan.
To the extent permitted by the CARES Act, and in accordance with uniform rules set forth by the Administrative Committee, an Eligible Rollover Recipient may repay a coronavirus-related distribution within the meaning of section 2202(a)(4) of the CARES Act (but only to the extent that the distribution is eligible for tax-free rollover under sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) or 457(e)(16)) to the Plan (including any portion thereof attributable to designated Roth contributions described in section 402A of the Code) during the three-year period beginning on the day after the date that the Eligible Rollover Recipient received such distribution. Any such repayment shall be deemed to be a rollover contribution under Section 5.2 of the Plan and, except as otherwise set forth in this Schedule C, subject to the Plan’s rules applicable to rollover contributions.

C.    CARES Act Loans. A Participant who is a Qualified Individual may request a loan, other than a principal residence loan, from the Plan during the period beginning on April 20, 2020 and ending on September 22, 2020, which loan shall be subject to each of the provisions of the Plan and the Plan’s loan program applicable to loans available under the Plan, except that in determining the maximum principal balance of such loan, (i) $100,000 shall be substituted for $50,000 and (ii) one hundred percent (100%) shall be substituted for fifty percent (50%), in each case as it appears in Section 10.1 of the Plan and in the Plan’s loan program. For the avoidance of doubt, the number of outstanding CARES Act Loans, when aggregated with the number of outstanding loans under the Plan other than CARES Act Loans, shall not exceed two. CARES Act Loan repayments due prior to January 1, 2021 automatically shall be suspended pursuant to Section D below.
D.    Loan Repayment Suspension. Notwithstanding any provision to the contrary of the Plan or the Plan’s loan program, a Participant who is a Qualified Individual and who has an outstanding loan (whether a principal residence loan or otherwise) may elect to suspend loan repayments due on or after April 20, 2020 and prior to January 1, 2021. The period of repayment of any loan for which repayments were suspended pursuant to this Schedule C shall be extended by the period that loan repayments were deferred, and repayments with respect thereto automatically shall be reamortized and recommence in January 2021. Interest shall continue to accrue during the suspension period described in this Section D.
E.    2020 Required Minimum Distribution Waiver. Notwithstanding any provision in the Plan to the contrary, a Participant or Beneficiary who, but for the enactment of section 401(a)(9)(l) of the Code, would have been required to receive a “required minimum distribution” in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a “required beginning date” of April 1, 2021) but excluding for this purpose a “required minimum distribution” paid in 2020 for the 2019 calendar year for a Participant with a “required beginning date” of April 1, 2020 (“2020 RMDs”) and who would have satisfied that requirement by receiving a distribution that is either (1) equal to the 2020 RMD, or (2) one or more payments (that include the 2020 RMD) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s designated Beneficiary, or for a period of at least ten (10) years (“Extended 2020 RMDs”), will not receive such distribution unless the Participant or Beneficiary affirmatively elects to receive such distribution. For the avoidance of doubt, a “required minimum distribution” for the 2019 calendar year for a Participant with a “required beginning date” of April 1, 2020 shall be paid to the Participant without regard to this Section E. Solely for purposes of the direct rollover provisions of the Plan, 2020 RMDs and Extended 2020 RMDs will be treated in 2020 as eligible rollover distributions.
F.    Interpretation. This Schedule C is intended to meet the requirements of the CARES Act, and the Regulations and other applicable guidance promulgated thereunder, and the provisions of the Plan and this Schedule C shall be construed and interpreted in accordance with such intent.

APPENDIX 1
MONEY PURCHASE PENSION ACCOUNTS

This Appendix 1 shall apply solely to a Participant with an Account that is attributable, in total or in part, to a Money Purchase Pension Account (such Participant, a “Money Purchase Participant”).

A.    Form of Distribution.     Except as otherwise set forth in this Appendix 1, the Account of a Money Purchase Participant shall be distributed in the form of a single life annuity or, in the case of a Money Purchase Participant who is legally married on his or her annuity commencement date, in the form of a Joint and Survivor Annuity or, if the Money Purchase Participant has died prior to the annuity commencement date, a Pre-Retirement Survivor Annuity. Any annuity payable under this Appendix 1 shall be satisfied by purchase of a nonforfeitable annuity contract for the Money Purchase Participant or Spouse, as applicable.
B.    Joint and Survivor Annuity.    The term “Joint and Survivor Annuity” means an annuity for the life of the Money Purchase Participant with a survivor annuity for the life of his or her surviving Spouse which is equal to 50, 75 or 100 percent of the amount of the annuity payable during the joint lives of the Money Purchase Participant and his or her Spouse and which is the actuarial equivalent of a single life annuity for the life of the Money Purchase Participant.
As soon as practicable after a married Money Purchase Participant’s annuity commencement date, the Administrative Committee will provide him or her with election information consisting of:
(1)    a written description of the Joint and Survivor Annuity and the relative financial effect of payment of his or her Account in that form; and
(2)    a notification of the right to waive payment in that form, the rights of his or her Spouse with respect to such waiver and the right to revoke such waiver.
During an election period commencing on the date the Money Purchase Participant receives such election information and ending on the later of the 180th day thereafter or the date as of which his or her benefits are to commence, a Money Purchase Participant may waive payment in the Joint and Survivor Annuity form and elect payment in a form permitted under Section 9.3(c) of the Plan provided that the Money Purchase Participant’s surviving Spouse, if any, has consented in writing to such waiver and the Spouse’s consent acknowledges the effect of such revocation and is witnessed by a notary public. A Money Purchase Participant may, at any time during his or her election period, revoke any prior waiver of the Joint and Survivor Annuity form. A Money Purchase Participant may request, in a writing filed with the Administrative Committee during his or her election period, an explanation, written in nontechnical language, of the terms,
    1-1

conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in the Joint and Survivor Annuity form. If not previously provided to the Money Purchase Participant, the Administrative Committee shall provide the Money Purchase Participant with such explanation within 30 days of his or her request, and the Money Purchase Participant’s election period will be extended, if necessary, to include the 180th day following the date on which he or she receives such explanation. No distribution shall be made from the Account until the Money Purchase Participant’s election period has terminated. Notwithstanding the foregoing, if the Money Purchase Participant’s Account balance does not exceed $5,000, the Account will be distributed in accordance with Section 9.4 of the Plan.

C.    Pre-Retirement Survivor Annuity.    The term “Pre-Retirement Survivor Annuity” means an annuity for the life of the Money Purchase Participant’s surviving Spouse, the payments under which must be equal to the amount of benefit that can be purchased with the balance in the Money Purchase Participant’s Account as of the date of his or her death. Payment of such benefits will commence as soon as practicable after the date of the Money Purchase Participant’s death, unless the surviving Spouse elects a later date. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Money Purchase Participant in writing during the election period described herein and shall require the Spouse’s consent in the same manner provided for in paragraph B. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Money Purchase Participant attains age 35 and end on the date of the Money Purchase Participant’s death. In the event a Money Purchase Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service. In connection with the election, the Administrative Committee shall provide each Money Purchase Participant, within the period beginning with the first day of the Plan Year in which the Money Purchase Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Money Purchase Participant attains age 35, a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to the provisions of paragraphs B(1) and B(2). If the Money Purchase Participant enters the Plan after such election period has terminated, the Administrative Committee shall provide such explanation no later than one year following the entry of the Money Purchase Participant into the Plan. If the Money Purchase Participant is not married as of the date of his or her death, the Money Purchase Participant’s Account shall be distributed to his or her Beneficiary in the form elected by the Beneficiary pursuant to Section 9.3(c) of the Plan. Notwithstanding the foregoing, if the Participant’s distributable Account balance does not exceed $5,000, the Account will be distributed in a lump sum.
    1-2

APPENDIX 2
FORMER EXELIS INFORMATION SYSTEMS
PROFESSIONAL BENEFITS EMPLOYEES’ SAVINGS PLAN

This Appendix 2 applies to a Participant who was regularly employed by the Information Systems division of Exelis Inc. under the contracts listed below and who was hired on or after the date set forth below for such person’s specific contract but prior to January 1, 2016 (an “Information Systems Participant”). Certain Information Systems Participants previously participated in the Exelis Information Systems Professional Benefits Employees’ Savings Plan (the “Professional Employees’ Savings Plan”), of which this Plan is a successor. The provisions of this Appendix 2 that modify the Plan’s terms shall be construed in a manner that harmonizes this Appendix 2 with the Plan. Capitalized terms not otherwise defined in this Appendix 2 are defined in Article 2 of the Plan.

Contract Name	Effective Date
Business and Financial Management Support (BFMS)	July 15, 2004
Electromagnetic Spectrum Engineering Services (ESES)	August 5, 2005
Engineering, Technical and Programmatic Support Services Electronic Warfare (EW) – Surface and Airborne (“Crane”)	March 24, 2007
Advisory and Assistance Services (A&AS) for United States Strategic Command (USSTRATCOM) Systems and Mission Support (“USAMS II”)	March 9, 2009
Commander, Navy Installations Command (CNIC)	August 24, 2009
JTF-GN Cyber Defense, Analysis, Operations and Strategic Planning Support (JTF-GN)	October 2, 2009
JIEDDO Omnibus (Omnibus)	April 1, 2010
Solutions for Intelligence Analysis, US Forces to Afghanistan	September 15, 2010
Space Communications Network Services (SCNS)	April 11, 2011
Enterprise Communications Support Systems (ECSS)	September 30, 2011
US INSCOM OMNIB III Program	November 12, 2011
Wideband Satellite Operations and Technical Support (WSOTS)	February 1, 2012
JIEDDO Operations Support Services	March 26, 2012
FAA Command and Control Communications Program Support	April 2, 2012
Global Combat Support System – Marine Corps Sustainment Training (GCSS MC Sustainment Training)	October 15, 2013
Deep Space Network (DSN)	January 1, 2014

    2-1

Article 9
WITHDRAWALS AND DISTRIBUTIONS
Section 9.1 Withdrawals Prior to Termination of Employment
Notwithstanding any other provision in this Plan, an Information Systems Participant may withdraw all or part of his or her vested Matching Account provided that such matching contributions have been in the Professional Employees’ Savings Plan, the Exelis Retirement Savings Plan or this Plan, or a combination thereof, for at least 24 months prior to such withdrawal.

Section 9.2 Vested Share of Account
Notwithstanding any other provision in this Plan, the entire Account of an Information Systems Participant shall be 100% vested and nonforfeitable.
    2-2

APPENDIX 3
ES/IEWS EMPLOYEES

This Appendix 3 applies to any person employed by the Electronic Systems/Integrated Electronic Warfare Systems divisions of the Company who is a member of the bargaining unit represented by the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers (I.U.E.)/Communications Workers of America, Local Union 81447, NJ location (an “ES/IEWS Employee”). Certain ES/IEWS Employees previously participated in the Exelis Avionics Division and Exelis Communications Solutions Bargaining Unit Savings Plan (the “Avionics Savings Plan”), of which this Plan is a successor. Any references in this Appendix 3 to the Avionics Savings Plan shall mean such plan as in effect on December 31, 2014, the date immediately prior to such plan’s merger into the Exelis Retirement Savings Plan. The provisions of this Appendix 3 that modify the Plan’s terms shall be construed in a manner that harmonizes this Appendix 3 with the Plan. Capitalized terms not otherwise defined in this Appendix 3 are defined in Article 2 of the Plan.

Article 2
DEFINITIONS

Notwithstanding any other provision in the Plan, “Compensation” for purposes of this Appendix 3 means a Participant’s W-2 wages, including overtime, shift premium, etc., which is paid during the Plan Year and determined prior to any pre-tax contributions made on behalf of a Participant to the Plan.

Notwithstanding any other provision in the Plan, “Employee” for purposes of this Appendix 3 means an ES/IEWS Employee; provided, however, that an ES/IEWS Employee who is a temporary employee shall not be eligible to participate in the Plan.

For the avoidance of doubt, a Participant who is absent from service due to layoff shall not experience a termination of employment for purposes of this Plan until he or she no longer has recall rights under the Company’s applicable layoff policy.

Article 3
PARTICIPATION

An Employee entitled to participate in the Plan pursuant to this Appendix 3 shall become a Participant as of the first day of the month following one month of Service.

The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to an ES/IEWS Employee.

    3-1

Article 4
PRE-TAX, DESIGNATED ROTH, MATCHING, PROFIT SHARING, FRINGE AND OTHER EMPLOYER CONTRIBUTIONS

Notwithstanding any provision in Section 4.2(a) of the Plan, an Employee who is entitled to participate in the Plan pursuant to this Appendix 3 shall be entitled to receive matching contributions each payroll period equal to 50 percent of the aggregate of the Participant’s pre-tax, designated Roth and after-tax contributions for such payroll period which are at least 1 percent of his or her Compensation and no more than 6 percent of his or her Compensation for such payroll period, which shall be credited to such Participant’s Matching Account. An Employee who is entitled to participate in the Plan pursuant to this Appendix 3 shall not be required to complete one Year of Service as a condition of eligibility for a matching contribution.

If as of the last day of the Plan Year, the amount of matching contributions allocated to an Employee for such Plan Year pursuant to this Appendix 3 is less than 50 percent of the aggregate of the Participant’s pre-tax, designated Roth and after-tax contributions for such Plan Year which are at least 1 percent of his or her Compensation and no more than 6 percent of his or her Compensation for such Plan Year, the Employer shall make a matching contribution on behalf of such Employee in an amount equal to the difference; provided, however, that such true-up matching contribution shall not be made with respect to an Employee who terminates employment during the Plan Year.

Article 9
WITHDRAWALS AND DISTRIBUTIONS
Section 9.1 Withdrawals Prior to Termination of Employment
Notwithstanding any other provision in the Plan, a Participant whose Account is subject to this Appendix 3 may withdraw all or part of his or her vested Matching Account attributable to Plan Years commencing prior to January 1, 2020, provided that such matching contributions have been in the Avionics Savings Plan, the Exelis Retirement Savings Plan or this Plan, or a combination thereof, for at least 24 months prior to such withdrawal.

If a Participant made a withdrawal of his or her Matching Employer Contributions Account (as defined in Section 1.24 of the Avionics Savings Plan) from the Avionics Savings Plan as in effect prior to July 1, 1999, that resulted in a forfeiture of a portion of his or her Matching Employer Contributions Account, the Participant may repay in full his or her Matching Employer Contributions (as defined in Section 1.23 of the Avionics Savings Plan) distributed to him or her prior to incurring a Break in Service of five consecutive years. Upon such repayment the forfeited portion of his or her Matching Employer Contributions shall be restored. Repayments of Matching Employer Contributions shall be credited to his or her Matching Account without earnings.

Section 9.2 Vested Share of Account
Notwithstanding any other provision in the Plan, but subject to Section 9.2(a), a Participant who is entitled to matching contributions pursuant to this Appendix 3 shall become vested in, and
    3-2

have a nonforfeitable right to, his or her Matching Account based on his or her Years of Service (as defined in Section 1.44 of the Avionics Savings Plan) credited in the Avionics Savings Plan plus his or her Service from and after January 1, 2015, as set forth in the following provisions:

Service	Nonforfeitable Percentage
less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

Article 10
LOANS

A Participant whose Account is subject to this Appendix 3 shall be charged a fee equal to $35 for each loan originated pursuant to Article 10 of the Plan.
    3-3

APPENDIX 4
NIGHT VISION EMPLOYEES

This Appendix 4 applies to any person employed by the Night Vision division of the Company who is a member of the bargaining unit represented by the IUE, the Industrial Division of the Communications Workers of America AFL-CIO and Local 82162 (a “Night Vision Employee”). Certain Night Vision Employees previously participated in the Exelis Night Vision Savings Plan for Hourly Employees (the “Night Vision Savings Plan”), of which this Plan is a successor. Any references in this Appendix 4 to the Night Vision Savings Plan shall mean such plan as in effect on December 31, 2014, the date immediately prior to such plan’s merger into the Exelis Retirement Savings Plan. The provisions of this Appendix 4 that modify the Plan’s terms shall be construed in a manner that harmonizes this Appendix 4 with the Plan. Capitalized terms not otherwise defined in this Appendix 4 are defined in Article 2 of the Plan.

Article 2
DEFINITIONS

“Employee” for purposes of this Appendix 4 means a Night Vision Employee.

Article 3
PARTICIPATION

No Employee shall newly participate in the Plan pursuant to this Appendix 4 on or after September 15, 2019.

Article 4
PRE-TAX, DESIGNATED ROTH, MATCHING, PROFIT SHARING, FRINGE AND OTHER EMPLOYER CONTRIBUTIONS

No matching or other contribution to the Plan shall be made pursuant to this Appendix 4 with respect to service on or after September 15, 2019.

Article 9
WITHDRAWALS AND DISTRIBUTIONS
Section 9.1 Withdrawals Prior to Termination of Employment
Notwithstanding any other provision in the Plan, a Participant whose Account is subject to this Appendix 4 may withdraw all or part of his or her vested Matching Account provided that such matching contributions have been in the Night Vision Savings Plan, the Exelis Retirement Savings Plan or this Plan, or a combination thereof, for at least 24 months prior to such withdrawal.

If a Participant made a withdrawal of his or her Matching Employer Contributions Account (as defined in Section 1.24 of the Night Vision Savings Plan) from the Night Vision Savings Plan as in effect prior to July 1, 1999, that resulted in a forfeiture of a portion of his or her Matching
    4-1

Employer Contributions Account, the Participant may repay in full his or her Matching Employer Contributions (as defined in Section 1.23 of the Night Vision Savings Plan) distributed to him or her prior to incurring a Break in Service of five consecutive years. Upon such repayment the forfeited portion of his or her Matching Employer Contributions shall be restored. Repayments of Matching Employer Contributions shall be credited to his or her Matching Account without earnings.

Section 9.2 Vested Share of Account
Notwithstanding any other provision in the Plan, but subject to Section 9.2(a) and section 6 of Schedule B, a Participant who was entitled to matching contributions pursuant to this Appendix 4 shall become vested in, and have a nonforfeitable right to, his or her Matching Account based on his or her Years of Service (as defined in Section 1.44 of the Night Vision Savings Plan) credited in the Night Vision Savings Plan plus his or her Service from and after January 1, 2015, as set forth in the following provisions:

Service	Nonforfeitable Percentage
less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

    4-2

APPENDIX 5
ELECTRONIC SYSTEMS EMPLOYEES

This Appendix 5 applies to any person employed by the Electronic Systems division of the Company who is a member of the bargaining unit represented by the IUE-CWA Local 84999 (an “Electronic Systems Employee”). Certain Electronic Systems Employees previously participated in the Exelis Communications Solutions Savings Plan for Hourly Employees (the “Communications Solutions Savings Plan”), of which this Plan is a successor. Any references in this Appendix 5 to the Communications Solutions Savings Plan shall mean such plan as in effect on December 31, 2014, the date immediately prior to such plan’s merger into the Exelis Retirement Savings Plan. The provisions of this Appendix 5 that modify the Plan’s terms shall be construed in a manner that harmonizes this Appendix 5 with the Plan. Capitalized terms not otherwise defined in this Appendix 5 are defined in Article 2 of the Plan.

Article 2
DEFINITIONS

“Employee” for purposes of this Appendix 5 means an Electronic Systems Employee.

Article 3
PARTICIPATION

No Employee shall newly participate in the Plan pursuant to this Appendix 5 on or after June 24, 2016.

Article 4
PRE-TAX, DESIGNATED ROTH, MATCHING, PROFIT SHARING, FRINGE AND OTHER EMPLOYER CONTRIBUTIONS

No matching or other contribution to the Plan shall be made pursuant to this Appendix 5 with respect to service on or after June 24, 2016.

Article 9
WITHDRAWALS AND DISTRIBUTIONS
Section 9.1 Withdrawals Prior to Termination of Employment
Notwithstanding any other provision in the Plan, a Participant whose Account is subject to this Appendix 5 may withdraw all or part of his or her vested Matching Account provided that such matching contributions have been in the Communications Solutions Savings Plan, the Exelis Retirement Savings Plan or this Plan, or a combination thereof, for at least 24 months prior to such withdrawal.

If a Participant made a withdrawal of his or her Matching Employer Contributions Account (as defined in Section 1.24 of the Communications Solutions Savings Plan) from the Communications Solutions Savings Plan as in effect prior to July 1, 1999, that resulted in a
    5-1

forfeiture of a portion of his or her Matching Employer Contributions Account, the Participant may repay in full his or her Matching Employer Contributions (as defined in Section 1.23 of the Communications Solutions Savings Plan) distributed to him or her prior to incurring a Break in Service of five consecutive years. Upon such repayment the forfeited portion of his or her Matching Employer Contributions shall be restored. Repayments of Matching Employer Contributions shall be credited to his or her Matching Account without earnings.

Section 9.2 Vested Share of Account
Notwithstanding any other provision in the Plan, but subject to Section 9.2(a) of the Plan, a Participant who is entitled to matching contributions pursuant to this Appendix 5 shall become vested in, and have a nonforfeitable right to, his or her Matching Account based on his or her Years of Service (as defined in Section 1.44 of the Communications Solutions Savings Plan) credited in the Communications Solutions Savings Plan plus his or her Service from and after January 1, 2015, as set forth in the following provisions:

Service	Nonforfeitable Percentage
less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%
.
    5-2

APPENDIX 6
PMRF EMPLOYEES

This Appendix 6 applies to any person employed by L3Harris Technologies, Inc. Critical Networks, Pacific Missile Range Facility, other than an Excluded PMRF Individual (a “PMRF Employee”). For this purpose, an Excluded PMRF Individual means an individual who is engaged by an Employer to perform services in a relationship (i) that the Employer characterizes as other than an employment relationship, or (ii) that the individual has agreed is not an employment relationship and has waived his or her rights to coverage as an employee, such as where the Employer engages the individual to perform services as an independent contractor, even if a determination is made by the Internal Revenue Service or other governmental agency or court, after the individual is engaged to perform such services, that the individual is an employee of the Employer for purposes of the Code.

Certain PMRF Employees previously participated in the Exelis Information Systems Pacific Missile Range Facility Savings Plan for Hourly Employees (the “PMRF Savings Plan”), of which this Plan is a successor. Any references in this Appendix 6 to the PMRF Savings Plan shall mean such plan as in effect on December 31, 2014, the date immediately prior to such plan’s merger into the Exelis Retirement Savings Plan. The provisions of this Appendix 6 that modify the Plan’s terms shall be construed in a manner that harmonizes this Appendix 6 with the Plan. Capitalized terms not otherwise defined in this Appendix 6 are defined in Article 2 of the Plan.

Article 2
DEFINITIONS

Notwithstanding any other provision in the Plan, “Compensation” for purposes of this Appendix 6 means a Participant’s straight time base pay, overtime, including double time, and compensation payable through a formal sales incentive plan, but excluding shift premiums, bonuses, living and other allowances, etc., which is paid during the Plan Year and determined prior to any pre-tax contributions made on behalf of a Participant to the Plan.

Notwithstanding any other provision in the Plan, “Employee” for purposes of this Appendix 6 means a PMRF Employee; provided, however, that a PMRF Employee who is a temporary employee shall not be eligible to participate in the Plan.

For the avoidance of doubt, a Participant who is absent from service due to layoff shall not experience a termination of employment for purposes of the Plan until he or she no longer has recall rights under the Company’s applicable layoff policy.

    6-1

Article 3
PARTICIPATION

An Employee entitled to participate in the Plan pursuant to this Appendix 6 shall become a Participant as of the first day of the month following one month of Service.

The provisions of Section 3.2(b) of the Plan with respect to deemed elections to participate in the Plan by Full-Time Employees shall not apply to a PMRF Employee.

Article 4
PRE-TAX, DESIGNATED ROTH, MATCHING, PROFIT SHARING, FRINGE AND OTHER EMPLOYER CONTRIBUTIONS

Notwithstanding any provision in Section 4.2(a) of the Plan, an Employee who is entitled to participate in the Plan pursuant to this Appendix 6 shall be entitled to receive matching contributions each payroll period equal to 50 percent of the aggregate of the Participant’s pre-tax, designated Roth and after-tax contributions for such payroll period which are at least 1 percent of his or her Compensation and no more than 4 percent of his or her Compensation for such payroll period, which shall be credited to such Participant’s Matching Account. An Employee who is entitled to participate in the Plan pursuant to this Appendix 6 shall not be required to complete one Year of Service as a condition of eligibility for a matching contribution.

If as of the last day of the Plan Year, the amount of matching contributions allocated to an Employee for such Plan Year pursuant to this Appendix 6 is less than 50 percent of the aggregate of the Participant’s pre-tax, designated Roth and after-tax contributions for such Plan Year which are at least 1 percent of his or her Compensation and no more than 4 percent of his or her Compensation for such Plan Year, the Employer shall make a matching contribution on behalf of such Employee in an amount equal to the difference; provided, however, that such true-up matching contribution shall not be made with respect to an Employee who terminates employment during the Plan Year.

Article 9
WITHDRAWALS AND DISTRIBUTIONS
Section 9.1 Withdrawals Prior to Termination of Employment
Notwithstanding any other provision in the Plan, a Participant whose Account is subject to this Appendix 6 may withdraw all or part of his or her vested Matching Account attributable to Plan Years commencing prior to January 1, 2020, provided that such matching contributions have been in the PMRF Savings Plan, the Exelis Retirement Savings Plan or this Plan, or a combination thereof, for at least 24 months prior to such withdrawal.

If a Participant made a withdrawal of his or her Matching Employer Contributions Account (as defined in Section 1.24 of the PMRF Savings Plan) from the PMRF Savings Plan as in effect prior to July 1, 1999, that resulted in a forfeiture of a portion of his or her Matching Employer
    6-2

Contributions Account, the Participant may repay in full his or her Matching Employer Contributions (as defined in Section 1.23 of the PMRF Savings Plan) distributed to him or her prior to incurring a Break in Service of five consecutive years. Upon such repayment the forfeited portion of his or her Matching Employer Contributions shall be restored. Repayments of Matching Employer Contributions shall be credited to his or her Matching Account without earnings.

Section 9.2 Vested Share of Account
Notwithstanding any other provision in the Plan, but subject to Section 9.2(a) of the Plan, a Participant who is entitled to matching contributions pursuant to this Appendix 6 shall become vested in, and have a nonforfeitable right to, his or her Matching Account based on his or her Years of Service (as defined in Section 1.44 of the PMRF Savings Plan) credited in the PMRF Savings Plan plus his or her Service from and after January 1, 2015, as set forth in the following provisions:

Service	Nonforfeitable Percentage
less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

Article 10
LOANS

A Participant who is a member of the bargaining unit represented by the IBEW – Main Unit, IBEW – Security Unit or the IBU and whose Account is subject to this Appendix 6 shall not be charged an origination fee for loans made pursuant to Article 10 of the Plan.
    6-3

APPENDIX 7
BENEFIT GROUP EMPLOYEES

This Appendix 7 applies to any individual who is regularly employed by the Company and included in a benefit group specified in Exhibit A hereto (such an employee, a “Benefit Group Employee”). Certain Benefit Group Employees previously participated in the Exelis IS Retirement Savings Plan (the “IS Savings Plan”), of which this Plan is a successor. Any references in this Appendix 7 to the IS Savings Plan shall mean such plan as in effect on December 31, 2014, the date immediately prior to such plan’s merger into the Exelis Retirement Savings Plan. The provisions of this Appendix 7 that modify the Plan’s terms shall be construed in a manner that harmonizes this Appendix 7 with the Plan. Capitalized terms not otherwise defined in this Appendix 7 are defined in Article 2 of the Plan.

Article 2
DEFINITIONS

“Employee” for purposes of this Appendix 7 means a Benefit Group Employee.

Article 3
PARTICIPATION

No Employee shall newly participate in the Plan pursuant to this Appendix 7 on or after April 28, 2017.

Article 4
PRE-TAX, DESIGNATED ROTH, MATCHING, PROFIT SHARING, FRINGE AND OTHER EMPLOYER CONTRIBUTIONS

No matching or other contribution to the Plan shall be made pursuant to this Appendix 7 with respect to service on or after April 28, 2017.
Article 9
WITHDRAWALS AND DISTRIBUTIONS

Section 9.2 Vested Share of Account

Notwithstanding any other provision in this Plan, the entire Account of a Benefit Group Employee shall be 100% vested and nonforfeitable.

    7-1

EXHIBIT A – BENEFIT GROUPS AND PROJECTS
(Effective 1/1/16)
This list identifies all union contracts in which the Benefit Group Employees are employed. This list will be amended from time to time to reflect changes in union contracts.

Benefit Group	Description	Matching Contributions	Company Base Contributions
Deep Space Network Contract
1. DSNUNION	1. Union EEs	1. 50% to 10%	1. $220 per month
Space Communications Network Services (SCNS)
1. SCNS UN	1. Union EEs	1. No Match	1. No Base

Tethered Aerostat Radar Systems (TARS)
1. TARSUNYUM	1. Union EEs	1. No Match	1. 3%
2. TARSUNHUA	2. Union EEs	2. No Match	2. 3%
3. RARSUNDEM	3. Union EEs	3. No Match	3. 3%
4. TARUNEAGL	4. Union EEs	4. No Match	4. 1%
5. TARSUNRIO	5. Union EEs	5. No Match	5. 1%
6. TARSUNCUJ	6. Union EEs	6. No Match	6. 3%
7. TARSUNMAR	7. Union EEs	7. No Match	7. 1%

    7-2

APPENDIX 8
OTHER SPECIFIED GROUPS
This Appendix 8 applies to Employees who are members of the bargaining units or other specified groups identified below. The provisions of this Appendix 8 that modify the Plan’s terms shall be construed in a manner that harmonizes this Appendix 8 with the Plan. Capitalized terms not otherwise defined in this Appendix 8 are defined in Article 2 of the Plan.

Bargaining Unit/Specified Group	Maximum Deferral Percentage	Match Eligibility	MATCH FORMULA[1]	Match on Catch-Up	Other Employer Contributions	Plan Expenses
Cincinnati Electronics Business Unit (PA2107) Cincinnati Electronics & International Brotherhood of Electrical Workers (IBEW 648) – Local Union 648 (205)	Base Plan	Base Plan	100% of 6%	No	No	Base Plan
Combat Propulsion Systems Business Unit (2084)
Combat Propulsion Systems & International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its Local 113 (232)
Aerospace and Agricultural Implement Workers of America (UAW) and its Local 1279 (CBU) and (TBU) (233)
	25% (pre-tax, after-tax and designated Roth combined)	Immediate (No Year of Service requirement)	100% of 5%	Yes, to be made on a Plan Year basis, provided that the Participant defers an amount during the Plan Year equal to the section 402(g) limit	No	Employer pays record-keeping and in-service withdrawal expenses
Communication Systems East Business Unit (PA2005)
Communication Systems East & International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers – Communications Workers of America, (AFL-CIO), Local 103 (173)
Communication Systems East & International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers – Communications Workers of America, (AFL-CIO), Local 110 (265)
Communication Systems East & International Federation of Professional & Technical Engineers, AFL-CIO, Local 241 (172)
	Base Plan	Base Plan	100% of 6%	No	No	Base Plan
11 The rate of matching contribution shall equal the designated percentage of the aggregate of (i) the pre-tax contribution and/or designated Roth contribution made on behalf of the Participant and (ii) the after-tax contribution made on behalf of the Participant; provided, however, that pre-tax, designated Roth and after-tax contributions in excess of the designated percentage of a Participant’s Compensation for a payroll period (or Plan Year, in the case of matched catch-up contributions) shall not be considered for purposes of matching contributions
    8-1

Communication Systems East Business Unit (PA2005) Communication Systems East & Association of Scientists and Professional Engineering Personnel (ASPEP)	Base Plan	Base Plan	Base Plan	No	No	Base Plan
Doss Business Unit (PA2668) International Association of Machinists and Aerospace Workers, AFL-CIO, and its Local Lodge No. 47 (IAM 47) (432) Service Contract Act employees	Base Plan	No Match	No Match	No	No	Base Plan
Electron Devices Business Unit (PA2169)
Electron Devices & United Brotherhood of Carpenters and Joiners of America, Local 721 (105)
Electron Devices & International Brotherhood of Electrical Workers, Local 2295 (IBEW 2295) (160)
	Base Plan	Base Plan	100% of 6%	No	No	Base Plan
KEO Business Unit (2399) KEO & Hassett Lodge No. 1420 of District 15 of the International Association of Machinists and Aerospace Workers (IAMAW) (244)	Base Plan	Base Plan	Effective 1/1/21, 100% of 3% Effective 1/1/22, 100% of 4% Effective 1/1/23, 100% of 5%	No	No	Base Plan
Link Simulation & Training Business Unit (2144)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Union 2949, Tuscon ANG, AZ (IAMHW 2949), F-16 Program (134)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 519, Luke AFB, AZ (IAMHW 519), F-16 TS Program (143)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 2003, District Lodge 75, Ft. Rucker, AL (IAMHW 2003), FSXXI Program (144)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 771, Creech AFB, NV (IAMHW 771), PMATS Program (149)
	25% (pre-tax, after-tax and designated Roth combined)	Immediate (No Year of Service requirement)	100% of 4%	No	No	Base Plan
    8-2

Link Simulation & Training Business Unit (2144)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 850, District Lodge 171, Tinker AFB, OK (IAMAW 850), E-6 ELDES Program (122)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, District Lodge 171, Local Lodge 850, Tinker AFB, OK (IAMAW 850), E-3 Program (145)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, District Lodge 131, Local Lodge 1034, Warner Robins AFB, GA (IAMHW 1034), J-STARS Program (148)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 711, Nellis AFB NV (IAMHW 711), F-16 MTC (159)
Link Simulation & Training & International Association of Machinists and Aerospace Workers Local, Lodge 778, Whiteman AFB, MO (IAMHW 778), B-2 Program (140)
	25% (pre-tax, after-tax and designated Roth combined)	Immediate (No Year of Service requirement)	100% of 5%	No	No	Base Plan
Link Simulation & Training Business Unit (2144) Service Contract Act employees	Base Plan	No Match	No Match	No	No	Base Plan
Link Simulation & Training Business Unit (2144)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 568, Hill AFB, UT (IAMHW 568), F-16 TS Program (147)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 2003, District Lodge 75, Ft Rucker, AL (IAMHW 2003), ATMP Program (454)
Link Simulation & Training & International Association of Machinists and Aerospace Workers, Local Lodge 2003, District Lodge 75, Ft Rucker, AL (IAMHW 2003), ATMP AVCATT Program (451)
	Base Plan	Base Plan	100% of 5%	No	No	Base Plan
    8-3

L3 Unidyne Inc. Business Unit (PA2221)
Unidyne & International Association of Machinists and Aerospace Workers, District Lodge 947 and its Affiliated Local Lodge 389 (IAM 389) (273 & 275)

Unidyne & International Brotherhood of Electrical Workers, Local Union 569 (IBEW 569) (274)
	Base Plan	No Match	No Match	No	No	Base Plan
Mission Integration Division Business Unit (2012)
Mission Integration Division—Greenville, International Union, United Automobile Aerospace and Agricultural Implement Workers of America (UAW) and its Local 967) (200)
	Base Plan	Base Plan	100% of 5% if participant in Company pension plan; otherwise, 100% of 6%	No	No	Base Plan
Ocean Systems Business Unit (PA2132) Ocean Systems & International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its Local 179 (272)	Base Plan	Base Plan	100% of 6%	No	No	Base Plan
Space & Navigation Business Unit (PA 2129) Space & Navigation & International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) (204)	Base Plan	Base Plan	100% of 6%	No	No	Base Plan
    8-4

SPD Electrical Systems Business Unit (2181) SPD Electrical Systems & United Automobile Aerospace and Agricultural Implement Workers of America (UAW) and its Local 1612, Amalgamated (203)	Base Plan	Base Plan	100% of 6%	No	Defined Contribution Retirement Plan (DCRP) contribution of 2% of Compensation each payroll period if hired prior to June 1, 2015 and have remained continuously employed by SPD since June 1, 2015. The DCRP contribution (as adjusted for earnings and losses) is fully vested.	Base Plan
Telemetry & RF Products Business Unit (PA2063)
Telemetry RF Products Bristol & IUE/CWA the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, Local 123 AFL-CIO (285)
	Base Plan	Base Plan	100% of 6%	No	No	Base Plan

    8-5